                                                           EXHIBIT 2.3
                       ACQUISITION AGREEMENT


     THIS ACQUISITION AGREEMENT ("AGREEMENT") is made and entered into effective as of December 12, 1997 between CHASWIL UNITED CORP., an Ohio corporation with principal offices c/o United Liberty Life Insurance
Company, Suite 400, 120 West Fifth Street, Cincinnati, Ohio 45202 ("CHASWIL") and CITIZENS FINANCIAL CORPORATION, a Kentucky corporation with principal offices at Suite 300, 12910 Shelbyville Road, Louisville, Kentucky 40243 ("CITIZENS").


                             RECITALS

     WHEREAS, United Liberty Life Insurance Company ("UNITED"), an Ohio corporation, is authorized to issue 5,000,000 shares of $1.00 par value common stock ("UNITED COMMON STOCK"), of which 1,586,691 shares are issued and outstanding (the "SHARES"); and

     WHEREAS, Chaswil owns, of record and beneficially, all of the Shares;
and

     WHEREAS, Chaswil desires to sell the Shares to Citizens and/or its Designated Subsidiary, and Citizens desires to acquire the Shares from Chaswil directly or with or through its Designated Subsidiary pursuant to the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:


                             ARTICLE 1
                            DEFINITIONS

     1.1 DEFINITIONS. The capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in EXHIBIT
A. Unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.


                             ARTICLE 2
                    SALE OF SHARES AND CLOSING

     2.1 PURCHASE AND SALE. Chaswil agrees to sell to Citizens and/or to Citizens' Designated Subsidiary, and Citizens agrees to purchase, either directly or with or through its Designated Subsidiary, from Chaswil the Shares at the Closing pursuant to the terms and subject to the conditions set forth in this Agreement, including without limitation the provisions of SECTION 11.1 relating to termination of this Agreement under certain conditions.

     2.2 PURCHASE PRICE. The consideration for the Shares (the "PURCHASE PRICE") shall be equal to:

         (a) Seven Million Eight Hundred Thousand Dollars ($7,800,000)(the "BASELINE AMOUNT");

         (b)plus or minus, as applicable, the aggregate of the adjustments to the Baseline Amount set forth in SECTION 2.3(B); and

         (c)plus or minus, as applicable, the aggregate of the further adjustments to the Baseline Amount set forth in SECTION 2.3(C); and

         (d)plus, as applicable, the further adjustment to the Baseline Amount set forth in SECTION 2.4.

     2.3 ADJUSTMENTS TO BASELINE AMOUNT.

         (a) Not later than ten (10) days prior to the date of the Closing, Chaswil will cause United to deliver to Citizens and Chaswil a statement (the "PRE-CLOSING STATEMENT") of the Pre-Closing Balance Sheet Adjustment. Not later than sixty (60) days after the Closing occurs, Citizens shall cause United to prepare and deliver to Citizens and Chaswil a statement
(the "CLOSING STATEMENT") of the Closing Balance Sheet Adjustment. The Pre-Closing Statement shall be accompanied by [i] a review report of Deloitte & Touche, LLP or, if it declines to serve, another accounting firm of national reputation selected by Chaswil ("CHASWIL AUDITORS") to the effect that the Pre-Closing Statement was prepared in accordance with this
SECTION 2.3 and [ii] the related Workpapers. The Closing Statement shall be accompanied by [i] a review report of Ernst & Young, LLP or, if it declines to serve, another accounting firm of national reputation selected by Citizens ("CITIZENS AUDITORS") to the effect that the Closing Statement was prepared in accordance with this SECTION 2.3 and [ii] the related Workpapers. Citizens shall have the right to have Citizens Auditors review the Pre-Closing Statement and the related Workpapers of the Chaswil Auditors, Chaswil shall have the right to have Chaswil Auditors review the Closing Statement and the related Workpapers of the Citizens Auditors, and Chaswil and Citizens shall be allowed access to the books and records of United for purposes of the foregoing. Subject to the procedures described in SECTION 2.3(D) with respect to the resolution of disputes concerning the Pre-Closing Statement and the Closing Statement, the Pre-Closing Statement and the Closing Statement shall constitute the basis for adjustments, if any, to Chaswil's Baseline Amount as provided in SECTIONS 2.3(B) and (C).

         (b) Subject to the provisions of SECTION 11.1(G), if applicable, Chaswil's Baseline Amount shall be adjusted at the Closing by adding to or subtracting from, as applicable, the Baseline Amount the Pre-Closing Balance Sheet Adjustment as set forth in the Pre-Closing Statement.

         (c) Not later than ten (10) days after receiving the Closing Statement, Citizens shall communicate in writing to Chaswil the amount of the Closing Balance Sheet Adjustment as set forth in the Closing Statement. If such amount is negative, it shall be referred to herein as Chaswil's "POST-CLOSING PAYABLE." If such amount is positive, it shall be referred to herein as Chaswil's "POST-CLOSING RECEIVABLE." Subject to the provisions of SECTION 2.3(D), Chaswil shall direct Escrow Bank to pay in cash the full amount of Chaswil's Post-Closing Payable, if any, to Citizens not later than five (5) days after Chaswil's receipt of notice thereof from Citizens or Citizens shall pay in cash the full amount of Chaswil's Post-Closing Receivable, if any, not later than ten (10) days after receiving the Closing Statement.

         (d) Not later than five (5) days after receiving the Pre-Closing Statement, Citizens shall have the right to provide to Chaswil a written statement (including any Workpapers reviewed or prepared by Citizens Auditors) of any discrepancy in or proposed adjustment to the Pre-Closing Balance Sheet Adjustment set forth in the Pre-Closing Statement. The parties shall promptly cooperate in good faith for the purpose of resolving any such discrepancies or proposed adjustments, which resolution, if achieved, shall be binding upon the parties and not subject to dispute or review. If the parties cannot resolve such discrepancies or proposed adjustments to their mutual satisfaction prior to the Closing, then either party may, at its option, exercise its right to terminate this Agreement pursuant to SECTION 11.1(G), failing which the Pre-Closing Balance Sheet Adjustment as set forth in the Pre-Closing Statement shall be utilized for the purposes of SECTION 2.3(B) and SECTION 2.5(A)..

         Not later than ten (10) days after receiving the Closing Statement, Chaswil shall have the right to provide to Citizens a written statement (including Workpapers reviewed or prepared by Chaswil Auditors) of any discrepancy in or proposed adjustment to the Closing Balance Sheet
Adjustment set forth in the Closing Statement. The parties shall promptly cooperate in good faith for the purpose of resolving any such discrepancies or proposed adjustments, which resolution, if achieved, shall be binding upon the parties and not subject to dispute or review. If the parties cannot resolve such discrepancies or proposed adjustments to their mutual satisfaction within an additional thirty (30) days after delivery of such written statement or statements, then as their exclusive method of resolving such discrepancy or proposed adjustments, Chaswil and Citizens hereby jointly designate Coopers & Lybrand or such other accounting firm of national reputation as may be agreed to by the parties (the "ARBITRATOR") to resolve such discrepancy or proposed adjustment, and shall promptly submit the matter to the Arbitrator. The Arbitrator, as expeditiously as possible but in any event not later than thirty (30) days after submission to it of such discrepancies or proposed adjustments, shall report its conclusions in writing to Chaswil and Citizens, and such conclusion shall be binding upon all parties to this Agreement and not subject to dispute or review. The fees and expenses of the Arbitrator shall be paid by the party (i.e. Chaswil, on the one hand, or Citizens, on the other hand) whose last proposed offer for the settlement of the dispute with respect to all alleged discrepancies or proposed adjustments, taken as a whole, with respect to the Closing Statement is farther away from the Balance Sheet Adjustment as finally determined pursuant to this paragraph. If on the basis of the Closing Statement it is finally determined pursuant to this paragraph that an amount is due to Citizens from Chaswil, then Chaswil shall direct the Escrow Bank to pay to Citizens promptly in cash such amount. If on the basis of the Closing Statement, it is finally determined pursuant to this paragraph that an amount is due to Chaswil from Citizens, then Citizens shall pay to Chaswil promptly in cash such amount.

     2.4 EARN-OUT ADJUSTMENT. Not later than April 1, 2001, Citizens will deliver to Chaswil written notice setting forth Citizens's calculation of [i] eight percent (8%) of Citizens' aggregate statutory premium income on a consolidated basis from Pre-Need Burial Life Insurance Policies during the years ended December 31, 1998, 1999 and 2000 in excess of $9,000,000
(limited, however, to $400,000), less [ii] the amount, if any, by which the Chaswil Post-Closing Payable, if any, exceeded the amount of the Escrow Deposit provided in SECTION 2.5(B), and less [iii] the amount of any Damages that Citizens or Designated Subsidiary or United is entitled to recover as provided in ARTICLE 10, if any, exceeded the Indemnification
Fund (the net amount of items [i], [ii] and [iii] constituting the "EARN-
OUT ADJUSTMENT"), together with true and complete copies of all Workpapers related thereto. Within fifteen (15) Business Days after the receipt by Chaswil of such calculation, Chaswil shall deliver to Citizens written notice stating whether Chaswil agrees or disagrees with such calculation.
If Chaswil accepts such calculation and so notifies Citizens, or does not notify Citizens that it does not accept such calculation within such fifteen (15) Business Days, such calculation shall be deemed to be the Earn-Out Adjustment for the purposes hereof. If Chaswil notifies Citizens within such fifteen (15) Business Days that it does not accept such calculation, Chaswil and Citizens shall, for a second period of fifteen
(15) Business Days, in good faith, attempt to negotiate the Earn-Out Adjustment. If Chaswil and Citizens fail to negotiate the Earn-Out
Adjustment within such fifteen (15) Business Days, the Earn-Out Adjustment be determined by Citizens Auditor. Citizens shall cause such calculation by Citizens Auditor and a statement of fees and expenses incurred by Citizens Auditor in making such calculation, together with true and complete copies of all Workpapers related thereto, to be delivered to Chaswil as soon as practicable after Chaswil's notice of disagreement. The parties hereto agree and acknowledge that the calculation of the Earn-Out Adjustment by Citizens Auditor in accordance with this SECTION 2.4 shall be final and binding on all parties. If the services of Citizens Auditor are used as provided herein, all fees and expenses of Citizens Auditor shall be paid one-half by Chaswil and one-half by Citizens; provided, however, (i) if the Earn-Out Adjustment as determined by Citizens Auditor is more than $25,000 below the amount originally calculated by Citizens, all fees and expenses of Citizens Auditor shall be the responsibility of and paid by Chaswil, and (ii) if the Earn-Out Adjustment as determined by Citizens
Auditor is more
than $25,000 over the amount originally calculated by Citizens, all fees and expenses of Citizens Auditor shall be the responsibility of and paid by Citizens. Amounts payable by Chaswil pursuant to this SECTION 2.4 shall be deducted from the Earn-Out Adjustment. Citizens and Chaswil shall be provided with access to all books and records and Workpapers used by Citizens Auditor in making its calculation hereunder.

     2.5 PAYMENT OF THE PURCHASE PRICE. Citizens and/or Designated Subsidiary shall pay the Purchase Price as follows.

         (a) The Baseline Amount plus or minus, as applicable, the aggregate of adjustments to the Baseline Amount set forth in SECTION 2.3(B) and minus the amounts payable as provided in paragraphs (b) and (c) next following shall be paid by wire transfer on the Closing Date of immediately available funds to Chaswil.

         (b) $250,000 (the "ESCROW DEPOSIT") shall be paid on the Closing Date by Citizens or its Designated Subsidiary to a bank under the terms of an escrow agreement approved by Chaswil and Citizens, whose approvals shall not be unreasonably withheld or delayed (the "ESCROW BANK" and the "ESCROW AGREEMENT," respectively) that provides [i] for payment to Chaswil of the Escrow Deposit less any Chaswil Post-Closing Payable and [ii] for payment to Citizens and/or Designated Subsidiary of any Chaswil Post-Closing Payable on before seven (7) days after the determination of the aggregate of the further adjustments to the Baseline Amount set forth in SECTION 2.3(C) following completion of any procedures initiated pursuant to
     SECTION 2.3(D).

         (c) $250,000 shall be paid by execution and delivery to the Escrow Bank on the Closing Date of a promissory note issued by Citizens or issued by Designated Subsidiary and guaranteed by Citizens payable to the Escrow Bank on or before the first anniversary of the Closing Date. The
     promissory note   shall  bear interest on the amount ultimately payable
     thereunder at the Prime Rate, shall be payable in its face principal amount less the amount of all Damages to which Citizens and/or Designated Subsidiary is entitled pursuant to ARTICLE 10 of this Agreement, and shall be secured by an irrevocable standby letter of credit of National City Bank of Kentucky issued to the Escrow Bank for the account of Citizens and/or Designated Subsidiary permitting drawings up to the face principal amount of the promissory note, less any prepayment pursuant to the following sentence. The promissory note shall provide for prepayment of fifty percent (50%) of its face principal amount six months after the Closing Date if Citizens and Designated Subsidiary shall not have asserted any claims for Damages pursuant to ARTICLE 10 of this Agreement. The amount received in respect of such promissory note shall be paid by the Escrow Bank to Chaswil; provided, however, that the Escrow Bank shall withhold from such distribution such amount as may be required by the Escrow Agreement pending resolution of Claim Notices asserted before, but unresolved as of, the first anniversary of the Closing Date.

         (d) The Earn-Out Adjustment shall be paid by execution and delivery by Citizens and/or Designated Subsidiary to Chaswil following determination of the Earn-Out Adjustment of a promissory note issued by Citizens or issued by its Designated Subsidiary and guaranteed by Citizens payable to the order of Chaswil on or before December 31, 2002. The promissory note shall bear interest at eight percent (8%) per annum from January 1, 2001 payable on the first day of each calendar quarter and at maturity.

     2.6 CLOSING. Subject to the provisions of this Agreement,, the Closing of the transactions contemplated by this Agreement, including, without limitation, the consummation of the sale and purchase of the Shares, as provided in SECTION 2.1 hereof and the execution and delivery of the documents and instruments specified in this SECTION 2.6, will take place at the offices of Citizens' counsel in Louisville, Kentucky at 10:00 a.m., local time, on the Closing Date. At the Closing, Chaswil will assign and transfer to Citizens and/or its Designated Subsidiary, good and valid title, and all other rights and interests of Chaswil, in and to the Shares, free and clear of all liens. To effect such assignment and transfer, Chaswil will deliver certificates representing all of the Shares, in genuine and unaltered form, accompanied by duly executed blank stock powers or (at the request of Citizens) endorsed in blank for transfer. Chaswil will execute and deliver to Citizens and/or its Designated Subsidiary such documents and instruments as are required of Chaswil under the terms and provisions of this Agreement. All such certificates, stock powers, documents and instruments will be in form and substance reasonably satisfactory to Citizens. Citizens will pay the Purchase Price as provided in SECTION 2.5 and deliver such documents and instruments as are required of Citizens under the terms and conditions of this Agreement. All such documents and instruments will be in form and substance reasonably satisfactory to Chaswil.


                             ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF CHASWIL

     Chaswil hereby represents and warrants to Citizens and its Designated Subsidiary as follows:

     3.1 ORGANIZATION OF CHASWIL. Chaswil is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Ohio and has the requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. Chaswil is duly licensed, qualified, or admitted to do business and is in good standing in all jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing, individually or in the aggregate with all other such failures, has or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on its ability to perform its obligations under this Agreement.

     3.2 AUTHORITY OF CHASWIL. The Board of Directors and shareholders of Chaswil have duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Chaswil and the performance by Chaswil of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Chaswil. This Agreement constitutes a valid and binding obligation of Chaswil and is enforceable against Chaswil in accordance with its terms, except to the extent that [i] enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and [ii] the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought; provided, however, that to the Knowledge of Chaswil no party has any equitable defenses that would affect the enforcement of this Agreement against Chaswil.

     3.3 ORGANIZATION OF UNITED. United is a life insurance corporation duly organized, validly existing, and in good standing under the Laws of the State of Ohio. United is duly licensed, qualified, or admitted to do business and is in good standing in all jurisdictions listed in SECTION 3.3(A) OF THE DISCLOSURE SCHEDULE, which are the only jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing, individually or in the aggregate with all other such failures, has or would reasonably be expected to have a material adverse effect on the Business or Condition of United. SECTION 3.3(B) OF THE DISCLOSURE SCHEDULE sets forth true and complete copies of the articles of incorporation (as certified by the appropriate governmental or regulatory authorities) and the code of regulations of United, in each case including all amendments thereto.

     3.4 CAPITAL STOCK. The only capital stock that United is authorized to issue is 5,000,000 shares of United Common Stock, of which only the Shares are issued and outstanding. All of the Shares are duly authorized, validly issued, fully paid, and nonassessable and are owned beneficially and of record by Chaswil, free and clear of all Liens except Liens disclosed in SECTION 3.4 OF THE DISCLOSURE SCHEDULE. Except for the Shares, no securities of United are owned beneficially or of record by Chaswil or its Affiliates. There are no outstanding securities, obligations, rights, subscriptions, warrants, options, phantom stock rights, or (except for this Agreement) other Contracts of any kind that give any Person the right to [i] purchase or otherwise receive or be issued from United or Chaswil any shares of United Common Stock (or any interest therein) or any security or Liability of United of any kind convertible into or exchangeable for any shares of United Common Stock (or any interest therein) or [ii] receive any benefits or rights similar to any rights enjoyed by or accruing to a holder of shares of United Common Stock or any rights to participate in the equity, income, or election of directors or officers of United. Upon consummation of the transactions contemplated hereby, Citizens will own the entire equity interest in United.

     3.5 NO SUBSIDIARIES. Except as disclosed in SECTION 3.5 OF THE DISCLOSURE SCHEDULE, United does not have any Subsidiary and does not control (either directly or indirectly) any corporation, partnership, business organization, or other similar Person. For purposes of this SECTION 3.5, "CONTROL" shall mean the power to elect a majority of the board of directors or other governing body of any such entity or Person or otherwise manage, direct or govern the business operations or policies of such entity or Person.

     3.6 NO CONFLICTS OR VIOLATIONS. The execution and delivery of this Agreement by Chaswil does not, and the performance by Chaswil of its obligations under this Agreement will not, subject to obtaining the approvals contemplated by SECTIONS 5.1 AND 5.2 and SECTIONS 6.1 AND 6.2 hereof:

         (a) violate any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to Chaswil or United except for such violations that individually or in the aggregate would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Chaswil to perform its obligations under this Agreement, or on the Business or Condition of United;

         (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions or provisions of the articles of incorporation or code of regulations of Chaswil or United;

         (c) result in the creation or imposition of any Lien upon Chaswil, or United or any of United's Assets and Properties that individually or in the aggregate with any other Liens has or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Chaswil to perform its obligations under this Agreement, or on the Business or Condition of United;

         (d) except as disclosed in SECTION 3.6(D) OF THE DISCLOSURE SCHEDULE, conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which Chaswil or United is a party and by which any of their respective Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Chaswil to perform its obligations under this Agreement, or on the Business or Condition of United; or

         (e) require Chaswil or United to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person other than those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has not or would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Chaswil to perform its obligations under this Agreement, or on the Business or Condition of United.

     3.7 BOOKS AND RECORDS. To the best of the Knowledge of the current officers and directors of Chaswil, the minute books and other similar records of United contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of United's shareholders, Board of Directors, and each committee thereof. The Books and Records of United accurately reflect in all material respects the Business or Condition of United and have been maintained in all material respects in accordance with good business and bookkeeping practices.

     3.8 SAP STATEMENTS. Chaswil has previously delivered to the Citizens true and complete copies of the following SAP Statements:

         (a) Annual Statements for United for each of the years ended December 31, 1995 and 1996 (and the notes relating thereto); and

         (b) Quarterly Statements for United for each of the first three quarters of each of 1995 and 1996 and the first three quarters of 1997 (and the notes relating thereto).

     Except as disclosed in SECTION 3.8 OF THE DISCLOSURE SCHEDULE, each such SAP Statement complied in all material respects with all applicable Laws when so filed, and all material deficiencies with respect to any such SAP Statement have been cured or corrected. Each such SAP Statement (and the notes relating thereto), including without limitation each balance sheet and each of the statements of operations, capital and surplus account, and cash flow contained in the respective SAP Statement, was prepared in accordance with SAP, is true and complete in all material respects, and presents fairly, in all material respects, the admitted assets, Liabilities, and capital and surplus of United as of the respective dates thereof and its respective results of operations and cash flows for and during the respective periods covered thereby, all in accordance with SAP.

     3.9  RESERVES.

         (a) Except as disclosed in SECTION 3.9(A) OF THE DISCLOSURE SCHEDULE, all reserves and other Liabilities with respect to insurance and for claims and benefits incurred but not reported (collectively, the "RESERVE LIABILITIES"), as established or reflected in the respective SAP Statements of United (including without limitation the reserves and policy and Contract Liabilities to be reflected respectively on LINES 1 THROUGH 11, 15, 24.2, 24.3 AND 24.6 OF PAGE 3 OF THE DECEMBER 31, 1996 ANNUAL STATEMENT), were determined in accordance with generally accepted actuarial standards consistently applied, are fairly stated in accordance with sound actuarial principles, are based on actuarial assumptions that are in accordance with those called for by the provisions of the related insurance Contracts and in the related reinsurance, coinsurance and other similar Contracts of United, and meet in all material respects the requirements of the insurance Laws of its state of domicile. Adequate provision for all such Reserve Liabilities have been made (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other Liabilities of United under all insurance Contracts under which United has any Liability (including without limitation any Liability arising under or as a result of any reinsurance, coinsurance or other similar Contract) in United's December 31, 1996 Annual Statement based on then current information regarding interest earnings, mortality and morbidity experience, persistency and expenses. No warranty is made as to the ultimate adequacy of the Reserve Liabilities to satisfy the liabilities and obligations reserved against. United owns assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all such Reserve Liabilities; and

         (b) Except as described in SECTION 3.9(B) OF THE DISCLOSURE SCHEDULE, all reserves and accrued Liabilities for contingencies such as, but not limited to, estimated losses, settlements, costs and expenses from pending suits, actions and proceedings included in the December 31, 1996 Annual Statement were determined in accordance with SAP.

     3.10 ABSENCE OF CHANGES. Since December 31, 1996, except as disclosed in SECTION 3.10 OF THE DISCLOSURE SCHEDULE or in the December 31, 1996 Annual Statement (and the notes relating thereto), or except for changes or developments relating to the conduct of the business of United after the date of this Agreement in conformity with this Agreement or the request of Citizens, or resulting from events, conditions, or effects of changes or developments that are industry-wide and national in scope, [i] there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the Business or Condition of United, [ii] United has operated only in the ordinary course of business and consistent with past practice, and [iii] (without limiting the generality of the foregoing) there has not been, occurred or arisen:

         (a) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of United or any direct or indirect redemption, purchase or other acquisition by United of any such stock or of any interest in or right to acquire any such stock;

         (b) any employment, deferred compensation, or other salary, wage or compensation Contract entered into between United and any Person, except for normal and customary Contracts with agents and consultants in the ordinary course of business and consistent with past practice;

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

         (c) any issuance, sale or disposition by United of any debenture, note, stock or other security issued by United, or any modification or amendment of any right of the holder of any outstanding debenture, note, stock or other security issued by United;

         (d) any Lien created on or in any of the Assets and Properties of United or assumed by United with respect to any of such Assets and Properties, which Lien relates to Liabilities individually or in the aggregate exceeding $30,000;

         (e) any prepayment of any Liabilities (other than pursuant to any insurance or annuity Contract) individually or in the aggregate exceeding $30,000;

         (f) any Liability involving the borrowing of money by United except in the ordinary course of business and consistent with past practice;

         (g) any damage, destruction or loss (whether or not covered by insurance) affecting any of the Assets and Properties of United, which damage, destruction or loss individually involves a loss exceeding $30,000;

         (h) any work stoppage, strike, labor difficulty or (to the Knowledge of United) union organizational campaign (in process or threatened) at the offices of, or materially affecting, United;

         (i) any material change in any underwriting, actuarial, investment, financial reporting, marketing or accounting practice or policy followed by United, or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting or any other accounting purposes;

         (j) any payment, discharge, or satisfaction by United of any Lien or Liability other than Liens or Liabilities that [i] were paid, discharged, or satisfied since December 31, 1996 in the ordinary course of business and consistent with past practice, or [ii] were paid, discharged, or satisfied as required under this Agreement;

         (k) except for fair value received, in the ordinary course of business and consistent with past practice, any cancellation of any Liability owed to United by any other Person;

         (l) any sale, transfer, or conveyance of any investments, or any other Assets and Properties, of United with an individual book value, or with an aggregate book value, in excess of $30,000 or except in the ordinary course of business and consistent with past practice;

         (m) any amendment, termination, waiver, disposal or lapse of, or other failure to preserve, any license, permit or other form of authorization of United, the result of which individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the Business or Condition of United;

         (n) any transaction or arrangement under which United paid, lent or advanced any amount to or in respect of, or sold, transferred, or leased any of its Assets and Properties or any services to, [i] Chaswil, [ii] any officer or director of Chaswil, United or of any Affiliate of Chaswil, [ii] any Affiliate of Chaswil or United or of any such officer or director, or [iii] any business or other Person in which Chaswil, United, any such officer or director, or any such Affiliate has any material interest, except for advances made to, or reimbursements of, officers or directors of United for travel and other business expenses in reasonable amounts in the ordinary course of business and consistent with past practice;

         (o) except for actions taken with respect to insurance Contracts in force, in the ordinary course of business and consistent with past practice, any material amendment of, or any failure to perform all of its obligations under, or any default under, or any waiver of any right under, or any termination (other than on the stated expiration date) of, any Contract that involves or reasonably would involve the annual expenditure or receipt by United of more than $30,000;

         (p) any material change in the amount or nature of the life insurance in force of United or in the amount or nature of the Reserve Liabilities of United with respect to insurance Contracts (including without limitation Reserve Liabilities of a type required to be reflected respectively on LINES 1 THROUGH 11, 15, 24.2 AND 24.6 ON PAGE 3 OF AN ANNUAL STATEMENT OF UNITED);

         (q) any amendment to the articles of incorporation or code of regulations of United;

         (r) any termination, amendment or entering into by United as ceding or assuming insurer of any reinsurance, coinsurance or other similar Contract or any trust agreement or security agreement related thereto;

         (s) any expenditure or commitment for additions to property, plant, equipment or other tangible or intangible capital assets of United in excess of the budgeted amounts set forth in SECTION 3.10(S) OF THE DISCLOSURE SCHEDULE, which expenditures or commitments do not exceed $25,000 in the aggregate;

         (t) any amendment or introduction by United of any insurance Contract other than in the ordinary course of business consistent with past practices;

         (u) any sale of any investments of United that resulted in the realization of capital gains exceeding $250,000 in the aggregate;

         (v)  any Contract to take any of the actions described in this SECTION
     3.10 other than actions expressly permitted under this SECTION 3.10; or

         (w) any materially adverse change in the Business or Condition of United.

     3.11 NO UNDISCLOSED LIABILITIES. Except to the extent reflected in the balance sheet included in the December 31, 1996 Annual Statement (and the notes relating thereto), or except as disclosed in SECTION 3.10 OR 3.11 OF THE DISCLOSURE SCHEDULE, there were no Liabilities (other than policyholder benefits payable in the ordinary course of business and consistent with past practice for which appropriate reserves have been provided) against, relating to, or affecting United as of December 31, 1996 exceeding $30,000 in the aggregate. Except to the extent specifically reflected in the balance sheets included in the December 31, 1996 Annual Statement (and the notes relating thereto) or except as disclosed in
SECTION 3.11 OF THE DISCLOSURE SCHEDULE, since December 31, 1996, United has not incurred any Liabilities exceeding $30,000 in the aggregate (other than policyholder benefits and other obligations payable in the ordinary course of business and consistent with past practice for which appropriate reserves have been provided).

     3.12 TAXES. Except as disclosed in SECTION 3.12 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

         (a) All federal and state Tax Returns required to be filed with respect to United have been duly and timely filed, and all such Tax Returns are true and complete in all material respects. United [i] has duly and timely paid all Taxes that are shown as due, or claimed or asserted by any taxing authority to be due, from United for the periods covered by such Tax Returns and has made all required estimated payments of Taxes sufficient to avoid any penalties for underpayment, or [ii] has duly provided for all such Taxes in the SAP Statements. There are no Liens with respect to Taxes (except for Liens with respect to real property Taxes not yet due) upon any of the Assets and Properties of United.

         (b) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, United has made due and sufficient current accruals for such Taxes in accordance with SAP, and such current accruals are duly and fully provided for in the SAP Statements of United.

         (c) The status of the statutes of limitations for all open years of United is specified in SECTION 3.12(C) OF THE DISCLOSURE SCHEDULE. The state, local and foreign income Tax Returns of United have not been audited or examined, and all statutes of limitation for all applicable state, local and foreign taxable periods through the respective years specified in SECTION 3.12(C) OF THE DISCLOSURE STATEMENT have expired. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from United for any taxable period. Chaswil has previously delivered to the Citizens true and complete copies of each of [i] the most recent taxing authorities' audit reports relating to the United States federal, state, local and foreign income Taxes due from United and [ii] the United States federal, state, local and foreign income Tax Returns, for each of the last three taxable years, filed by United.

         (d) No audit or other proceeding by any court, governmental or regulatory authority, or similar Person is pending or, to the Knowledge of United, threatened with respect to any Taxes due from United or any Tax Return filed by or relating to United. To the Knowledge of Chaswil, no assessment of Tax is proposed or, based on existing facts and circumstances, is threatened against United or any of its respective Assets and Properties.

         (e) No election under any of Section 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code (or any predecessor provisions) has been made or filed by or with respect to United or any of its Assets and Properties.
     No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to United or any of its Assets and Properties. None of the Assets and Properties of United is an asset or property that Citizens or any of its Affiliates is or will be required to treat as being [i] owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986 or [ii] tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No closing agreement pursuant to
     Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to United or any of its Assets and Properties.

         (f) United has not agreed to and, to the Knowledge of Chaswil, is not required to make any material adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of United and neither Chaswil nor United has any application pending with any taxing authority requesting permission for any changes in any accounting method. To the Knowledge of Chaswil, the IRS has not proposed any such adjustment or change in accounting method.

         (g) United has not been and is not in material violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes.

         (h) United is not a party to, is not bound by, and has no obligation under, any tax sharing contract or similar Contract. Chaswil is not a foreign person within the meaning of Section 1445 (b)(2) of the Code.

         (i) United has not made any direct, indirect or deemed distributions that have been or, to the Knowledge of Chaswil, could be taxed under
     Section 815 of the Code.

         (j) All or substantially all of ceding commission expenses paid or accrued by United in connection with any reinsurance arrangement or Contract or transaction has been capitalized and amortized over the life or lives of such reinsurance arrangement or Contract in accordance with the decision of the United States Supreme Court in COLONIAL AMERICAN LIFE INSURANCE COMPANY V. COMMISSIONER OF INTERNAL REVENUE, 109 S.Ct. 240
     (1989) or Section 848 of the Code.

         (k) To the Knowledge of Chaswil, no material Liabilities have been proposed in connection with any audit or other proceeding by any court, governmental or regulatory authority, or similar person with respect to any Taxes due from United or any Tax Return filed by or relating to United.

         (l) Each reserve item with respect to United set forth in the 1996 Federal income tax return was determined in all material respects in accordance with Section 807 of the Code or other applicable Code Sections, and has been consistently applied with respect to the filing of the Federal income tax returns for the years ended December 31, 1993 through December 31, 1996.

          (m) As of December 31, 1996, United did not have and during the period from December 31, 1996 through the Closing Date will not have any tax liability to Chaswil or any Affiliate of Chaswil that resulted or will result from a transaction with an Affiliate prior to the Closing Date that would require payment after December 31, 1996.

         (n) Since January 1, 1993, neither Chaswil nor United has changed United's method of tax accounting for any item without receiving approval for such change from the IRS.

     3.13 LITIGATION. Except as disclosed in SECTION 3.13 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

         (a) There are no actions, suits, investigations or proceedings pending, or, to the Knowledge of Chaswil, threatened, against Chaswil or its Assets and Properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Chaswil to perform its obligations under this Agreement, or on the Business or Condition of United.

         (b) There are no actions, suits, investigations or proceedings pending or, to the Knowledge of Chaswil, threatened, and no event, fact or circumstance has arisen or occurred (other than claims for benefits under insurance Contracts and annuities in force) that may reasonably be expected to result in the commencement of any action, suit, proceeding or investigation, against United or any of its Assets and Properties, at law or in equity, in, before, or by any Person that individually involves a claim or claims for any injunction or similar relief or for Damages exceeding $30,000 or an unspecified amount of Damages, or that individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the Business or Condition of United.

         (c) There are no writs, judgments, decrees or similar orders of any Person outstanding against United that individually exceed $30,000 or that individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the Business or Condition of United and there are no injunctions or similar orders of any Person outstanding against United.

     3.14 COMPLIANCE WITH LAWS. Except as disclosed in SECTION 3.14 OF THE DISCLOSURE SCHEDULE, United has not been and is not in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law or any writ, judgment, decree, injunction or similar order applicable to United or any of its Assets and Properties, except for violations that have been cured, that have been resolved or settled through agreements with applicable governmental authorities or claims for which are barred by an applicable statute of limitations, or that have not and are not reasonably expected to have a material adverse effect on the Business or Condition of United. Without limiting the generality of the foregoing, except as disclosed in SECTION 3.14 OF THE DISCLOSURE SCHEDULE:

         (a) Since January 1, 1995, United has duly and validly filed or caused to be so filed all material reports, statements, documents, registrations, filings or submissions that were required by Law to be filed with any Person and as to which the failure to so file, individually or in the aggregate with other such failures, has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Chaswil to perform its obligations under this Agreement, or on the Business or Condition of United; all such filings complied with applicable Laws in all material respects when filed, and to the Knowledge of Chaswil, no material deficiencies have been asserted by any Person with respect to any such filings.

         (b) Chaswil has previously delivered to Citizens the reports reflecting the results of the most recent market conduct and financial examinations of United issued by any insurance regulatory authority. To the Knowledge of Chaswil, all material deficiencies or violations identified in such reports have been resolved to the satisfaction of all applicable insurance regulatory authorities.

         (c) All outstanding insurance Contracts issued, reinsured or underwritten by United are, to the Knowledge of Chaswil, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection.

         (d)(1) SECTION 3.14 OF THE DISCLOSURE SCHEDULE contains a list, true and complete, of [i] each master or prototype (as well as any individually designed) pension, profit sharing, defined benefit, Code
         Section 401(k), and other retirement or employee benefit plan or Contract (including, but not limited to, simplified employee pension plans, Code Section 403(a), (b) and (c) annuities, Keogh plans, and individual retirement accounts and annuities) offered or sold by United to, or maintained or sponsored for the benefit of any employees of, any other Person, and [ii] each determination letter (or opinion or notification letter from the IRS with respect to those plans or Contracts for which such letters, rather than determination letters, are issued by the IRS) issued to United relating to the creation or amendment of any such plan or Contract; provided, however,with respect to clause [ii] above, the Disclosure Schedule does not include any determination letters (or opinion or notification letters) that any Person that adopts or maintains any such plan or Contract has obtained. Each such plan or Contract in all material respects conforms with, and has been offered, sold, maintained and sponsored in accordance with, all applicable Laws. Notwithstanding the foregoing, United makes no representation regarding any action of any Person that adopts or maintains any such plan or Contract for the benefit of its employees. To the Knowledge of Chaswil, United is not a fiduciary with respect to any plan or Contract referenced in this SECTION 3.14(D).

           (2) United does not provide administrative or other contractual services for any plan or Contract referenced in SECTION 3.14(D)(1), including, but not limited to, any third party administrative services for an Employee Welfare Benefit Plan.

           (3) To the extent that United maintains any collective or commingled funds or accounts that restrict the Persons who may invest therein to tax-exempt entities or qualified plans, each such fund or account (of which a true and complete list and description is disclosed in SECTION 3.14 OF THE DISCLOSURE SCHEDULE) has been established, maintained and operated in accordance with all applicable Laws, has maintained its tax-exempt status and has no non-qualified plans or trusts or other taxable entities investing within it.

           (4)  In addition to the representations and warranties contained in
         SECTION 3.13 hereof, there are no claims pending, or (to the Knowledge of Chaswil) threatened against United or any of its Assets or Properties, under any fiduciary liability insurance policy issued by or to any of them that individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the Business or Condition of United.

     3.15 BENEFITS PLANS, ERISA. Except as disclosed in SECTION 3.15 OF THE DISCLOSURE SCHEDULE, United does not maintain and is not the sponsor of any Benefit Plans, and it has not maintained or sponsored such a plan during the last five years. Neither United nor any ERISA Affiliate has completely or partially withdrawn from a multiemployer plan. United has not sponsored any defined benefit pension plan within the last five years.

     3.16 PROPERTIES. Except as disclosed in SECTION 3.16 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

         (a) United has good and valid title to all debentures, notes, stocks, securities, and other assets that are of a type required to be disclosed in SCHEDULES B THROUGH DB OF ITS ANNUAL STATEMENT and that are purported to be owned by it, free and clear of all Liens.

         (b) [i] None of the mortgage loans or other long term invested assets held by United of the type required to be disclosed in SCHEDULE B OR BA OF ITS ANNUAL STATEMENT is or has been at any time since December 31, 1996, in default for more than 60 days as to any payment of interest or principal due thereon and, to the Knowledge of Chaswil, the financial condition of any other party to such loan or asset is not so impaired as to cause a default thereunder, [ii] to the Knowledge of Chaswil, there is no existing circumstance or condition with respect to such loan or asset or any property mortgaged or pledged as collateral for the repayment thereof that would cause such loan to be subject to imminent default or to be ineligible in whole or in part as an admitted asset under SAP; and [iii] to the Knowledge of Chaswil, there is no valid right of offset, defense or counterclaim to such loan or asset.

         (c) United does not own or otherwise have a leasehold interest in any Real Estate used in the conduct of its business, operations, or affairs of a type required to be disclosed in SCHEDULE A OF AN ANNUAL STATEMENT. No improvement on any such Real Estate owned, leased, or held by United encroaches upon any real property of any other Person. United leases, or has a valid right under Contract or otherwise to use adequate means of ingress and egress to, from, and over all such real property.

         (d) United owns good and indefeasible title to, or has a valid leasehold interest in or has a valid right under Contract to use, all tangible personal property that is used in the conduct of its business, operations, or affairs, free and clear of all Liens. All such tangible personal property is, except for reasonable wear and tear, in good operating condition and repair and is suitable for its current uses.

         (e) SECTION 3.16(E) OF THE DISCLOSURE SCHEDULE contains a list, true and complete in all material respects, of:

              (i) all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, tradenames, and service marks that are used in the conduct of United's business, operations or affairs (collectively, the "INTELLECTUAL PROPERTY");

              (ii) all material computer software, programs and similar systems that are owned by or licensed to United and used in the conduct of its business, operations, or affairs (collectively, the "OWNED COMPUTER RIGHTS"); and

              (iii) all material computer software, programs, and similar systems used in the conduct of United's business, operations, or affairs and owned by or licensed to an Affiliate of United (collectively, the "AFFILIATE COMPUTER RIGHTS").

         Except as otherwise disclosed in SECTION 3.16(E) OF THE DISCLOSURE SCHEDULE, United has a nonexclusive right to use, free and clear of any royalty or other payment obligations, claims or infringement or alleged infringement, or other Liens, all Intellectual Property and Owned Computer Rights.

         Neither Chaswil, United nor any of their Affiliates has received any notice of any conflict with or a violation or infringement of or any claimed conflict with, nor, to the Knowledge of Chaswil, is in conflict with or violation or infringement of, any asserted rights of any other Person with respect to any Intellectual Property or any Owned Computer Rights or Affiliate Computer Rights material to the Business or Operations of United.

     3.17 CONTRACTS. SECTION 3.17 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below) contains a list, true and complete in all material respects, of each of the following contracts or other documents or arrangements (true and complete copies, or, if none, written descriptions, of which will be made available to Citizens, together with all amendments thereto), to which United is a party, by which any of the Assets and Properties of United is bound:

         (a) all employment, agency, consultation, contracts for services or other Contracts of any type (except insurance Contracts or Benefit Plans including, without limitation, loans or advances) with any present United Employee (or former United Employee, if there exists any present or future liability with respect to such Contract, whether now existing or contingent) other than [i] Contracts terminable without penalty or other Liability upon 30 days or less notice, [ii] Contracts with consultants and similar representatives who do not receive compensation of $30,000 or more per year, [iii] employment or agency Contracts not containing terms that are unduly burdensome to United with agents who do not receive compensation of $10,000 or more per year, and [iv] agency Contracts not on the standard form attached hereto to SECTION 3.17 OF THE DISCLOSURE SCHEDULE, and the name, position, and rate of compensation of each such Person and the expiration date of each such Contract, as well as all sick leave, vacation, holiday, and other similar practices, procedures, and policies of United with respect to such United Employees that are established or administered other than as Benefit Plans;

         (b) to the best of the Knowledge of the current officers and directors of Chaswil, all Contracts with any Person containing any provision or covenant limiting the ability of United to engage in any line of business or to compete with or to obtain products or services from any Person or, except as provided in SECTION 5.21 hereof, limiting the ability of any Person to compete with or to provide products or services to United;

         (c) all material partnership, joint venture, profit-sharing, or similar Contracts with any Person except for any such arrangement disclosed in the December 31, 1996 Annual Statement (and the notes relating thereto) and Benefit Plans;

         (d) all Contracts relating to the borrowing of money by United or to the direct or indirect guarantee by United of any obligation for borrowed money in excess of $30,000 in the aggregate or any other Liability in respect of indebtedness of any other Person, including without limitation any Contract relating to (i] the maintenance of compensating balances that are not terminable by United without penalty or other Liability upon not more than 60 calendar days' notice, [ii] any line of credit or similar facility, [iii] the payment for property, products, or services of any other Person, even if such property, products, or services have not been conveyed, delivered, or rendered, or [iv] the obligation to take-or-pay, keep-well, make-whole, or maintain surplus or earnings levels or perform other financial ratios or requirements; and SECTION 3.17(D) OF THE DISCLOSURE SCHEDULE contains a true and complete list of any requirements for consents or approvals of creditors needed for United to consummate the transactions contemplated hereby;

         (e) all leases or subleases of Real Estate used in the business, operations, or affairs of United, and all other material leases, subleases, or rental or use Contracts for which United is liable;

         (f) all Contracts relating to the future disposition or acquisition of any material Assets or Properties of any Person or of any interest in any business enterprise (other than the disposition or acquisition of material Assets or Properties, for fair market value in the ordinary course of business and consistent with past practice);

         (g) all Contracts or arrangements between United and Chaswil or any other Affiliate of United relating to allocations of expenses, personnel, services, or facilities;

         (h) all reinsurance, coinsurance, or other similar Contracts, and all trust agreements or other security agreements related thereto, indicating, with respect to each group of such Contracts (by reinsurer or coinsurer) or security agreement, the information required to be disclosed in SCHEDULE S OF AN ANNUAL STATEMENT;

         (i) all outstanding proxies, powers of attorney, or similar delegations of authority, except for powers of attorney for the service of process pursuant to applicable insurance or corporate Laws;

         (j) all Contracts for the provision of administrative services by or to United;

         (k) all material Contracts for any product, service, equipment, facility, or similar item (other than insurance and annuity Contracts and other than reinsurance, coinsurance, and other similar Contracts) that by their respective terms do not expire or terminate or are not terminable by United, without penalty or other Liability, within ninety (90) days after December 31, 1996; and

         (l) all other Contracts (other than insurance Contracts) that involve the payment or potential payment, pursuant to the terms of such Contracts, by or to United of more than $30,000 individually or in the aggregate or that are otherwise material to the Business or Condition of United.

Each Contract disclosed or required to be disclosed in the Disclosure
Schedule pursuant to this SECTION 3.17 is in full force and effect and constitutes a valid, and binding obligation of United and, to the Knowledge of Chaswil, of each other Person that is a party thereto in accordance with its terms, except to the extent that [i] enforcement may be limited by or is subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, and [ii] the remedy of a specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefore may be brought; provided, however, that, to the Knowledge of Chaswil, no party has any equitable defenses that would affect the enforcement of this Agreement against Chaswil, and neither United nor (to the Knowledge of Chaswil) any other party to such Contract has materially violated, breached or defaulted under any such Contract (or without notice or lapse of time or both, would be in material violation or breach of or default under any such Contract).
Except as disclosed in SECTION 3.17 OF THE DISCLOSURE SCHEDULE, United is not a party to or bound by any Contract that was not entered into in the ordinary course of business and consistent with past practice and the performance of which by United or the failure to perform by the other party has or would reasonably be expected to have, individually or in the aggregate with the performance of or failure to perform pursuant to any other such Contracts, a material adverse effect on the Business or Condition of United. United is not a party to or bound by any collective bargaining or similar labor Contract.

     3.18 INSURANCE ISSUED BY UNITED. Except as disclosed in SECTION 3.18 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

         (a) All insurance Contract benefits payable by United and (to the Knowledge of Chaswil) by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with United have in all material respects been paid in accordance with the terms of the insurance, annuity, and other Contracts under which they arose, except for such benefits for which there is, in the opinion of Chaswil, a reasonable basis to contest payment.

         (b) United has no outstanding annuity Contracts. No outstanding insurance Contract issued, reinsured, or underwritten by United entitles the holder thereof or any other Person to receive dividends, distributions, or other benefits based on the revenues or earnings of United or any other Person.

         (c) The underwriting standards utilized and ratings applied by United and (to the Knowledge of Chaswil) by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with United conform in all material respects to industry accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance, or other similar Contracts.

         (d) Neither Chaswil nor United has received any information that would cause it to believe that the financial condition of any other party to any reinsurance, coinsurance, or other similar Contracts with United is so impaired as to result in a default thereunder.

         (e) [i] To the Knowledge of Chaswil, each insurance agent, at the time such agent wrote, sold, or produced business for United at any time since January

     1, 1994, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold, or produced such business and [ii] neither Chaswil nor United has been notified that any such insurance agent violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to the writing, sale, or production of business for United, except for violations that have been cured, that have been resolved or settled through agreements with applicable governmental authorities or claims with respect to which are barred by an applicable statute of limitations.

         (f) To the Knowledge of Chaswil, the tax treatment under the Code of all insurance annuity or investment policies, plans, or contracts; all financial products, employee benefit plans, individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, issued or sold by United is and at all times has been in all material respects the same or more favorable to the purchaser, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such contracts qualified or purported to qualify at the time of its issuance or purchase, except for changes resulting from changes to the Code effective after the date of such issuance or purchase. For purposes of this SECTION 3.18(F), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 89, 101, 104, 105, 106, 125, 130, 401, 402, 403, 404, 408, 412, 415, 419, 419A, 457, 501,
     505, 817, 818, 7702, and 7702A of the Code.

     3.19 THREATS OF CANCELLATION. Except as disclosed in SECTION 3.19 OF THE DISCLOSURE SCHEDULE, since December 31, 1996, no policyholder, group of policyholder Affiliates, or Persons writing, selling, or producing, either directly or through reinsurance assumed, insurance business that individually or in the aggregate accounted for 5% or more of the premium or annuity income of United for the year ended December 31, 1996 has terminated or (to the Knowledge of Chaswil) threatened to terminate its relationship with United.

     3.20 LICENSES AND PERMITS. Except as disclosed in SECTION 3.20 OF THE DISCLOSURE SCHEDULE (with paragraph references corresponding to those set forth below):

         (a) United owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments that are required for its business, operation, and affairs and that the failure to so own or hold has had, or would, individually or in the aggregate, reasonably be expected to have, a material adverse effect on the Business or Condition of United; and

         (b) all such licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations, and similar documents or instruments are valid, binding, and in full force and effect.

     3.21 OPERATIONS INSURANCE. SECTION 3.21 OF THE DISCLOSURE SCHEDULE contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance Contracts that insure the business, operations, or affairs of United or affect or relate to the ownership, use, or operations of any of its Assets and Properties and [i] that have been issued to United (including without limitation the names and addresses of the insurers, the expiration dates thereof, and the annual premiums and payment terms thereof) or [ii] that are held by Chaswil or by any affiliate of Chaswil (other than United) for the benefit of United. All such insurance is in full force and effect and (to the Knowledge of Chaswil) is with financially sound and reputable insurers and, in light of the respective business, operations and affairs of United, is in amounts and provides coverage that are reasonable and customary for Persons in similar businesses.

     3.22 INTERCOMPANY CONTRACTS AND LIABILITIES. Except as reflected in the December 31, 1996 Annual Statement, or except as disclosed in SECTION
3.22 OF THE DISCLOSURE SCHEDULE, [i]) there are no Contracts or Liabilities between United and Chaswil or any other Affiliate of United and [ii] neither Chaswil nor any other Affiliate of United provides or causes to be provided to United any products, services, equipment, facilities, or similar items. Except as disclosed in SECTION 3.22 OF THE DISCLOSURE SCHEDULE, since December 31, 1996, no such intercompany liabilities in excess of an aggregate of $10,000 have been paid, and no settlements of such intercompany Liabilities have been made.

     3.23 BANK ACCOUNTS. SECTION 3.23 OF THE DISCLOSURE SCHEDULE contains [i] a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which United has an account or safe deposit box or maintains a banking, custodial, trading, or other similar relationship and [ii] a true and complete list and description of each such account, box, and relationship, indicating in each case the account number and the names of the respective officers, employees, agents, or other similar representatives of United transacting business with respect thereto.

     3.24 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Chaswil directly with Citizens, without the intervention of any Person on behalf of Chaswil in such manner as to give rise to any valid claim by any Person against Citizens, Designated Subsidiary, or United for a finder's fee, brokerage commission, or similar payment.

     3.25  EMPLOYEES.  United has no employees except those set forth in
SECTION 3.25 OF THE DISCLOSURE SCHEDULE. All management, data processing and administrative services required to operate United's business are provided by employees of United, except those set forth in SECTION 3.25 OF THE DISCLOSURE SCHEDULE. Citizens or Designated Subsidiary shall have the right, but not the obligation, to offer employment to any United Employee.

     3.26 DISCLOSURE. The representations and warranties and statements of fact made by Chaswil in this Agreement and in certificates and other written statements or agreements delivered or to be delivered pursuant to this Agreement are accurate, correct and complete on the date of this Agreement and will, except as contemplated hereby, be accurate, correct and complete at the Closing and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.


                             ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF CITIZENS

     Citizens hereby represents and warrants to Chaswil as follows:

     4.1 ORGANIZATION OF CITIZENS AND DESIGNATED SUBSIDIARY. Citizens is a corporation duly organized and validly existing under the Laws of Kentucky and has the requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. Citizens is duly licensed, qualified, or admitted to do business in all jurisdictions in which the failure to be so licensed, qualified, or admitted, individually or in the aggregate with other such failures, has or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Citizens to perform its obligations under this Agreement, or on the Business or Condition of Citizens. On the Closing Date, Designated Subsidiary will be a corporation duly organized and validly existing under the Laws of its jurisdiction of incorporation and will have full corporate power and authority to perform its obligations under this Agreement.

     4.2 AUTHORITY OF CITIZENS AND DESIGNATED SUBSIDIARY. The Board of Directors of Citizens has duly and validly approved this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by Citizens and the performance by Citizens of its obligations under this Agreement have been duly and validly authorized by all necessary action on the part of Citizens. This Agreement constitutes a valid and binding obligation of Citizens and is enforceable against Citizens in accordance with its terms, except to the extent that [i] enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and [ii] the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought; provided, however, that to the Knowledge of Citizens no party has any equitable defenses that would effect the enforcement of this Agreement against Citizens. On the Closing Date, the transactions contemplated hereby on its part to be performed by

Designated Subsidiary will be duly and validly authorized by all necessary corporate action on the part of such Designated Subsidiary.

     4.3 NO CONFLICTS OR VIOLATIONS. The execution and delivery of this Agreement by Citizens do not, and the performance by Citizens and Designated Subsidiary of their respective obligations under this Agreement will not, subject to obtaining the approvals contemplated by SECTIONS 6.1 AND 6.2 hereof:

         (a) violate any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to Citizens or Designated Subsidiary;

         (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the Articles of Incorporation or by-laws of Citizens or the Articles of Incorporation or by-laws of Designated Subsidiary;

         (c) result in the creation or imposition of any Lien upon Citizens or Designated Subsidiary or any of their respective Assets and Properties that individually or in the aggregate with any other Liens has or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Citizens or Designated Subsidiary to perform their respective obligations under this Agreement;

         (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which Citizens or Designated Subsidiary is a party or by which any of their respective Assets and Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Citizens or Designated Subsidiary to perform their respective obligations under this Agreement; or

         (e) require Citizens or Designated Subsidiary to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except [i] as contemplated in SECTIONS 6.1 OR 6.2 hereof, or [ii] those that the failure to obtain, make, or give individually or in the aggregate with other such failures has not or would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Citizens or Designated Subsidiary to perform their respective obligations under this Agreement.

     4.4 LITIGATION. There are no actions, suits, investigations, or proceedings pending or to the Knowledge of Citizens threatened against Citizens, or Designated Subsidiary, and to the Knowledge of Citizens no event, fact or circumstance has arisen or occurred that may reasonably be expected to result in any action, suit, investigation or proceeding against Citizens or Designated Subsidiary at law or in equity, in, before, or by any Person, that individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Citizens or Designated Subsidiary to perform their respective obligations under this Agreement.

     4.5 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Citizens directly with Chaswil, without the intervention of any Person on behalf of Citizens in such manner as to give rise to any valid claim by any Person against Chaswil for a finder's fee, brokerage commission, or similar payment.

     4.6 DISCLOSURE. The representations and warranties and statements of fact made by Citizens in this Agreement and in certificates and other written statements or agreements delivered or to be delivered pursuant to this Agreement are accurate, correct and complete on the date of this Agreement and will, except as contemplated hereby, be accurate, correct and complete at the Closing and do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.


                             ARTICLE 5
                       COVENANTS OF CHASWIL

     Chaswil covenants and agrees with Citizens that, at all times before the Closing, Chaswil will comply with all covenants and provisions of this
Article 5, except to the extent Citizens may otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, or to the extent otherwise required or permitted by this Agreement.

     5.1  REGULATORY APPROVALS.

         (a) Except as shown in SECTION 5.1 OF THE DISCLOSURE SCHEDULE, Chaswil does not require the approval, consent, authorization, exemption or clearance of any Person, other than the shareholders of United and governmental agencies, to the consummation of the transactions contemplated in this Agreement. Chaswil will, and will cause United to, [i] take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, to obtain, as promptly as practicable, all approvals required by any applicable Contract of Chaswil or United to consummate the transactions contemplated hereby, [ii] take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required to permit Chaswil or United to permit Chaswil to consummate the transactions contemplated hereby, [iii] provide such other information and communications to such governmental and regulatory authorities as Citizens or such authorities may reasonably request in conjunction with obtaining such approvals, [iv] cooperate with and provide to Citizens such financial information as it may reasonably request with which to prepare such pro forma financial statements as may reasonably be required to be filed with regulatory authorities, and [v] take all commercially reasonable steps to cooperate with Citizens and Designated Subsidiary in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and others required of Citizens or Designated Subsidiary to consummate the transactions contemplated hereby, including without limitation any required approvals of the insurance regulatory authorities in Ohio and Kentucky.

     5.2 HSR FILINGS. Chaswil will, with respect to the transactions contemplated hereby, [i] take promptly all actions necessary to make the filings required of Chaswil or its Affiliates under the HSR Act, [ii] comply at the earliest practicable date with any request for additional information received by Chaswil or its Affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, [iii] cooperate with Citizens in connection with Citizens's filings under the HSR Act, and [iv] request early termination of the applicable waiting period under the HSR Act.

     5.3 INVESTIGATION BY CITIZENS. Chaswil will provide, and will cause United to provide, Citizens, its lenders, and their respective counsel, accountants, actuaries, and other representatives [i] with access, upon reasonable notice and during normal business hours, to all facilities, officers, employees, agents (except insurance agents), accountants, actuaries, Assets and Properties, and Books and Records of United and will furnish Citizens and such other Persons during such period with all such information and data (including without limitation copies of Contracts, Benefit Plans, and other Books and Records) concerning the business, operations, and affairs of United as Citizens or any of such other Persons reasonably may request, [ii] with notice of and full access to all meetings (and all actions by written consent in lieu thereof) of the board of directors and shareholders of United involving matters that are not in the ordinary course of business and consistent with past practice of United, except such meetings as involve only matters related to the consummation of the transactions contemplated herein, and [iii] to the extent possible through the use of its best efforts, with access to its actuaries, appraisers, accountants, attorneys, creditors, debtors, vendors, and others having professional or commercial relationships with Chaswil and United in order to secure information and services at Citizens' expense, including in particular such services as updated actuarial studies and appraisals .

     5.4 COOPERATION WITH CITIZENS. Chaswil will cooperate with and will cause United to cooperate with Citizens and its representatives with respect to their preparation and planning for the implementation of any changes in or conversions of any system or procedures that Citizens reasonably deems to be necessary or appropriate to the operation of United following the Closing Date. Without limiting the generality of the foregoing, Chaswil will cooperate with and will cause United to cooperate with Citizens and Designated Subsidiary to obtain assignments of such computer software and programs as Citizens or Designated Subsidiary reasonably deems necessary to the administration of United's business following the Closing; provided that Chaswil does not represent that any of such assignments may be approved or obtained.

     5.5 NO NEGOTIATIONS, ETC. Chaswil will not take, and will not permit United or any other Affiliate of Chaswil (or permit any other Person acting under appropriate and legitimate authority for or on behalf of any of them) to take, directly or indirectly, any action, except as permitted or required by this Agreement, [i] to seek or encourage any offer or proposal from any Person to acquire any shares of capital stock or any other securities of United or any interests therein or Assets and Properties thereof or interests therein, [ii] to permit any Person to merge, consolidate or combine, with United, [iii] to liquidate, dissolve, or reorganize United, [iv] to transfer any Assets and Properties of United or any interests therein, except as contemplated by the terms of this Agreement, [v] to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent, or conditional) for, or otherwise to attempt to consummate, any such acquisition, transfer, merger, consolidation, combination, or reorganization, or [vi] to furnish or cause to be furnished any information with respect to United to any Person (other than Citizens or Designated Subsidiary or as provided in SECTION 5.3) that Chaswil or United, or any other Affiliate of Chaswil (or any Person acting for or on behalf of any of them), knows or has reason to believe is in the process of attempting or considering any such acquisition, transfer, merger, consolidation, combination, liquidation, dissolution, or reorganization. If Chaswil, United or any Affiliate of Chaswil receives from any Person (other than Citizens or Designated Subsidiary) any offer, proposal, or informational request that is subject to this SECTION 5.5, Chaswil will promptly advise such Person, by written notice, of the terms of this SECTION 5.5 and will promptly deliver a copy of such notice to Citizens.

     5.6 CONDUCT OF BUSINESS. Chaswil will cause United to conduct its business only in the ordinary course and consistent with past practice, except as otherwise provided in this Agreement or except as may be consented to by Citizens, which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing:

         (a) Chaswil will use all commercially reasonable efforts to [i] preserve intact United's present business organization, reputation, and policyholder or customer relations, [ii] keep available the services of United's present key officers, directors, employees, agents, consultants, and other similar representatives, [iii] maintain all licenses, qualifications, and authorizations to do business in each jurisdiction in which United is so licensed, qualified, or authorized, [iv] except as otherwise permitted by this Agreement, maintain in full force and effect all Contracts, documents, and arrangements set forth in
     SECTION 3.17 OF THE DISCLOSURE SCHEDULE hereof, [v] maintain all of United's Assets and Properties in good working order and condition, ordinary wear and tear excepted, and [vi] continue all current marketing and selling activities relating to its business, operations, or affairs in accordance with its current marketing plan.

         (b) Chaswil will cause the Books and Records of United to be maintained in the usual manner and consistent with past practice and will not permit a material change in any applicable underwriting, investment, actuarial, financial reporting, or accounting practice or policy of United or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for other accounting purposes (including without limitation any practice, policy, assumption, or method relating to or affecting the determination of insurance or annuities in force, premium or investment income, Reserve Liabilities, or operating ratios with respect to expenses, losses, or lapses).

         (c) Chaswil will cause United to [i] prepare properly and file duly and validly all reports and all Tax Returns required to be filed with any governmental or regulatory authorities with respect to its business, operations, or affairs, and [ii] pay in full and when due all Taxes indicated by such Tax Returns or otherwise levied or assessed upon it or any of its Assets and Properties, and withhold or collect and pay to the proper taxing authorities or hold in separate bank accounts for such payment all Taxes that it is required to so withhold or collect and pay, based upon information provided to Chaswil, unless such Taxes are being contested in good faith and, if appropriate, reasonable reserves therefor have been established and reflected in its Books and Records.

         (d) Except as disclosed in SECTION 3.9 OF THE DISCLOSURE SCHEDULE, Chaswil will cause [i] all Reserve Liabilities with respect to insurance and annuity Contracts established or reflected in the Books and Records of United to be (A) established and reflected on a basis consistent with those Reserve Liabilities and reserving methods followed by United in the preparation of the December 31, 1996 Annual Statement and (B) adequate (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, losses, claims, expenses, and other liabilities of United under all insurance Contracts pursuant to which United has or will have any liability (including without limitation any liability arising under or as a result of any reinsurance, coinsurance, or other similar Contract); and [ii] its legal reserve assets under all applicable insurance Laws to be in an amount at least equal to their required Reserve Liabilities. No warranty is made as to the ultimate adequacy of the Reserve Liabilities to satisfy the Liabilities and obligations reserved against.

         (e) Chaswil will use, and will cause United to use, all commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in SECTION 3.21 OF THE DISCLOSURE SCHEDULE. Any and all benefits under such Contracts paid or payable prior to the Closing with respect to the business, operations, affairs, or Assets and Properties of United shall be paid or payable to it.

         (f) Chaswil will cause United to continue to comply, in all material respects, with all Laws applicable to United's business, operations, or affairs.

         (g) From the date hereof through the Closing, Chaswil will cause United not to realize net capital gains or losses from the sale of bonds or other fixed maturity investments in an aggregate amount exceeding $250,000.

     5.7  FINANCIAL STATEMENTS AND REPORTS.

         (a) As promptly as practicable after each calendar month ending between the date hereof and the Closing Date, Chaswil will deliver to Citizens true and complete copies of the following:

              (i) the monthly financial statement prepared by management of United for internal purposes;

              (ii) the Quarterly Statement filed by United for each quarter calendar then ended and presentations for United reflecting, as of the end of each such month, information of the type required by the line items set forth on PAGES 2, 3, 4, 5, 6, 8, 9 AND 12 AND ON SCHEDULES A THROUGH DB OF THE DECEMBER 31, 1996 ANNUAL STATEMENT, which presentations shall be prepared in accordance with SAP and will present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of United as of the date thereof and the results of its operations and cash flows for and during the respective periods covered thereby; and

         (b) As promptly as practicable, Chaswil will deliver to Citizens true and complete copies of such other material financial statements, reports, or analyses as may be prepared or received by Chaswil, United, or any other Affiliate of Chaswil and as relate to any of the business, operations, or affairs of United including without limitation normal internal reports that United prepares (such as those reflecting monthly premiums, claims, and cash flow) and special reports (such as those of financial consultants).

     5.8 INVESTMENTS. Chaswil will cause United to invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its Assets and Properties, and any cash funds currently held by it exclusively in cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, commercial paper rated A-1 or P-1, or certificates of deposit issued by one or more of the banks or financial institutions listed in
SECTION 5.8 OF THE DISCLOSURE SCHEDULE), except [i] as otherwise required by Law, [ii] as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its reasonably anticipated current obligations, [iii] in accordance with the investment policy set forth in SECTION 5.8 OF THE DISCLOSURE SCHEDULE, or [iv] as consented to by Citizens. Chaswil will not, and will cause United not to, take any actions other than as otherwise permitted by this Agreement or in the ordinary course of business and consistent with past practice
(including, without limitation, normal amortization and depreciation of any depreciable asset) designed to cause the assets of United that are classified as nonadmitted under SAP or by the applicable insurance regulatory authorities, to be less than their respective dollar amounts as of December 31, 1996.

     5.9 EMPLOYEE MATTERS. Except as may be required by Law or by this Agreement or as disclosed in SECTION 5.9 OF THE DISCLOSURE SCHEDULE, or except for such Contract representations, promises, changes, alterations, or amendments that do not and will not result in any Liability to any of United, Citizens, or Designated Subsidiary, or except for the actions required by SECTION 5.10 hereof, Chaswil will refrain, and will cause United to refrain, from, directly or indirectly, without the consent of Citizens, which consent shall not be unreasonably withheld or delayed:

         (a) making any representation or promise, oral or written, to any United Employee that is inconsistent with the terms of any Benefit Plan in which such Employee is eligible to participate;

         (b) making any change to, or amending in any way, the Contracts, salaries, wages, or other compensation of any United Employee whose annual compensation exceeds $25,000 other than routine changes or amendments that [i] are made in the ordinary course of business and consistent with past practice, [ii] do not and will not result in increases of more than 5% in the salary, wages, or other compensation of any such Person, and [iii] do not and will not exceed, in the aggregate, 5% of the total salaries, wages, and other compensation of all United Employees;

         (c) adopting, entering into, amending, altering, or terminating partially or completely, any employment, agency, consultation, or representation Contract that is, or had it been in existence on the effective date of this Agreement would have been, required to be disclosed in SECTION 3.17(A) OF THE DISCLOSURE SCHEDULE;

         (d) approving any general or company-wide pay increases for United Employees; or

         (e) entering into any Contract with any United Employee that is not terminable at will by United.

     5.10 EMPLOYEES. United will cause United to refrain from hiring any employees except in the ordinary course of business to replace existing employees.

     5.11 NO CHARTER AMENDMENTS. Chaswil will cause United to refrain from amending its articles of incorporation or code of regulations and from taking any action with respect to any such amendment.

     5.12 NO ISSUANCE OF SECURITIES. Chaswil will cause United to refrain from authorizing or issuing any shares of its capital stock or other equity securities or entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or issuing any options, warrants, or rights to purchase any such convertible securities.

     5.13 NO DIVIDENDS. Chaswil will cause United to refrain from declaring, setting aside, or paying any dividend or other distribution in respect of its capital stock and from directly or indirectly redeeming, purchasing, or otherwise acquiring any of its capital stock or any interest in or right to acquire any such stock.

     5.14 NO DISPOSAL OF PROPERTY. Except as set forth in SECTION 5.14 OF THE DISCLOSURE SCHEDULE and as otherwise expressly provided in this Agreement, Chaswil will cause United to refrain from [i] disposing of any of its Assets and Properties and from permitting any of its Assets and Properties to be subjected to any Liens, except to the extent any such disposition or any such Lien is made or incurred in the ordinary course of the business and consistent with past practice, [ii] selling any material part of its insurance products, operations, or business to any third party (other than sales of insurance products in the ordinary course of business consistent with past practice), [iii] entering into any contracts obligating it to administer the insurance operations of any other Person and [iv] entering into any Contracts permitting any other Person to administer its insurance operations.

     5.15 NO BREACH OR DEFAULT. Chaswil will cause United to refrain from violating, breaching, or defaulting, and from taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation, breach, or default, in any way under any term or provision of any Contract to which it is a party or by which any of its Assets and Properties is or may be bound.

     5.16 NO INDEBTEDNESS. Except in the ordinary course of business and consistent with past practice and except for existing contractual obligations, Chaswil will cause United to refrain from creating, incurring, assuming, guaranteeing, or otherwise becoming liable for, and from cancelling, paying, agreeing to cancel or pay, or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, any Liability, and from waiving any right to receive any direct or indirect payment or other benefit under any Liability owing to it.

     5.17 NO ACQUISITIONS. Chaswil will cause United to refrain from [i] merging, consolidating, or otherwise combining or agreeing to merge, consolidate, or otherwise combine with any other Person, [ii] acquiring or agreeing to acquire blocks of business of all or substantially all the Assets and Properties or capital stock or other equity securities of any other Person, or [iii] otherwise acquiring or agreeing to acquire control of any other Person.

     5.18 INTERCOMPANY LIABILITIES. At least five (5) Business Days before the Closing, Chaswil will deliver to Citizens a true and complete list and description of all Liabilities between United and Chaswil or any other Affiliate of United to be outstanding on the Closing Date. At or prior to the Closing, all such liabilities shall be paid, except as otherwise specifically provided herein. Chaswil will cause United to refrain from entering into any Contract or engage in any transaction with Chaswil or any other Affiliate of United. Except as otherwise specifically provided herein or as otherwise agreed to by Citizens and Chaswil prior to the Closing Date, on or before the Closing Date, Chaswil will terminate and will cause its Affiliates to terminate each Contract between United and Chaswil or any other Affiliate of United; except that Chaswil shall make available to Citizens or Designated Subsidiary on a month-to-month and cost-reimbursement basis the use of Chaswil's AS 400 computer and current software used in the administration of United's business.

     5.19 RESIGNATIONS OF DIRECTORS. Chaswil will cause such members of the Board of Directors and officers of United as are designated by Citizens in writing at least 5 days prior to the Closing Date to tender, effective at the Closing, their resignations from such Board of Directors or from such offices.

     5.20  TAX MATTERS.

         (a) Except as required by SECTION 5.24 hereof, Chaswil will refrain and will cause United to refrain from making, filing, or entering into (whether before or after the Closing) any election, consent, or agreement described in SECTION 3.12(E) or SECTION 3.12(F) hereof with respect to United or any of its Assets and Properties.

         (b) Chaswil will cause United to establish a reserve in United's balance sheet at the Closing Date, to the extent required by SAP, to reflect the Tax effect of any adjustments (relating to income, losses or premiums of United) by the IRS that have not been settled by the Closing Date.

         (c) Each reserve item with respect to United set forth in the 1996 Federal income tax return will be consistently applied with respect to United in the 1997 Federal income tax returns and short period 1998 Federal income tax returns when such returns are filed; a specific tax reserve calculation will be made as of the Closing Date; the short period 1997 Federal income tax return will be prepared within 60 days after the Closing Date, and such short period return will be subject to review by the non-preparing party.

         (d) United will not make an election to reattribute losses of United as provided by Section 1.1502-20[g) of the Regulations to the Code.

     5.21 BOOKS AND RECORDS. On the Closing Date, Chaswil will deliver to Citizens or will make available to Citizens all Books and Records of United at its offices, and, if (at any time after the Closing) Chaswil discovers in its possession or under its control any other Books and Records of United will forthwith deliver such Books and Records to Citizens.

     5.22  NON-COMPETITION.

              (a) Chaswil will refrain and will cause its present and future Affiliates (other than United) to refrain from directly or indirectly utilizing or attempting to utilize any information regarding the policyholders or any of the officers, directors, employees, agents, consultants, or other similar representatives of the Surviving Corporation for the purposes of causing or attempting to cause [i] any policyholder to replace or terminate any insurance Contract issued, reinsured, or underwritten by the Surviving Corporation, in whole or in part, with products of any other Person at any time, [ii] any reinsurer to terminate any reinsurance, coinsurance, or other similar Contract, or sever a relationship, with the Surviving Corporation at any time, or [iii] any agent (including without limitation any insurance agent), consultant, or other similar representative of the Surviving Corporation to resign or sever a relationship with the Surviving Corporation at any time.

              (b) Chaswil agrees with Citizens that for a period of two (2) years following the Closing, neither Chaswil nor any of its present Affiliates will, directly or indirectly, conduct or otherwise engage in the business of offering, selling, issuing or servicing Pre-Need Burial Life Insurance Policies in any state or other jurisdiction in which United is licensed to underwrite Pre-Need Burial Life Insurance Policies as of the Closing, or interfere or attempt to interfere with United (or any Person into which United is merged or otherwise consolidated) relating, directly or indirectly, to the conduct of the business of Pre-Need Burial Life Insurance Policies or interfere or attempt to interfere with any officers, employees, representatives or agents of United (or any Person into which United is merged or otherwise consolidated) or induce or attempt to induce them to leave the employ of United (or any Person into which United is merged or otherwise consolidated) or violate the terms of their Con-tracts or any of their employment arrangements with United (or any Person into which United is merged or otherwise consolidated).

              (c) Chaswil acknowledges that the covenants of Chaswil set forth in this SECTION 5.22 are an essential element of this Agreement and that, but for the agreement of Chaswil to comply with these covenants, Citizens would not have entered into this Agreement. Chaswil acknowledges that this SECTION 5.22 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement by Citizens. Chaswil has independently consulted with its counsel andafter such consultation agrees that the covenants set forth in this SECTION 5.22 are reasonable and proper as to time, geographic scope and business scope.

     5.23 DISCLOSURE SCHEDULE. Any matter disclosed under one Section of the Disclosure Schedule shall be considered to be disclosed under all other applicable Sections of the Disclosure Schedule from which it is inadvertently omitted.

     5.24 NOTICE AND CURE. Chaswil will notify Citizens promptly in writing of, and contemporaneously will provide Citizens with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Chaswil under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Chaswil contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Chaswil also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

     5.25 SUPPLEMENTS TO SCHEDULES. Chaswil shall at any time or from time to time after the date hereof and prior to the Closing Date, supplement or amend the Disclosure Schedule with respect to any matter arising after the date hereof that, if existing or occurring at the date hereof, would have been required to be set forth or described therein. No supplement or amendment to the Disclosure Schedule shall have any effect for the purpose of determining the satisfaction of the conditions set forth in ARTICLE 7; PROVIDED, HOWEVER, that no matter arising after the date hereof and disclosed in an amendment or supplement to the Disclosure Schedule pursuant to this Section shall form the basis for a claim for indemnification by Citizens under ARTICLE 10 hereof if the transactions contemplated hereby are consummated and any Damages incurred or reasonably anticipated to result from such matter are accrued as Liabilities in accordance with SAP in calculating the Adjusted Capital and Surplus of United pursuant to
SECTION 2.3 hereof.

     5.26 OTHER AGREEMENTS. At the Closing, Chaswil will enter into the Escrow Agreement and will approve the terms of all letters of credit and other documents and instruments and agreements contemplated hereby or necessary or convenient for the consummation of the transactions contemplated, in good faith.

     5.27 MAINTENANCE OF LICENSES. Chaswil will cause United to maintain in good standing all licenses to do business in the jurisdictions listed in
SECTION 3.3 OF THE DISCLOSURE SCHEDULE.

     5.28 GAAP FINANCIAL STATEMENTS. Chaswil will deliver to Citizens, prior to the Closing audited financial statements for United prepared in accordance with the GAAP purchase method of accounting that are required to be filed by Citizens with the Securities and Exchange Commission.


                             ARTICLE 6
                       COVENANTS OF CITIZENS

     Citizens covenants and agrees with Chaswil that, at all times before the Closing, Citizens will comply with all covenants and provisions of this
ARTICLE 6, except to the extent Chaswil may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

     6.1 REGULATORY APPROVALS. Citizens will, or will cause Designated Subsidiary to, [i] take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of governmental and regulatory authorities required of Citizens or Designated Subsidiary to consummate the transactions contemplated hereby, including without limitation any required approvals of the insurance regulatory authorities in Kentucky and Ohio, [ii] provide such other information and communications to such governmental and regulatory authorities as Chaswil or such authorities may reasonably request, and [iii] cooperate with Chaswil and United in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities required of Chaswil or United to consummate the transactions contemplated hereby.

     6.2 HSR FILINGS. Citizens will, with respect to the transactions contemplated hereby, [i] take promptly all actions necessary to make the filings required of Citizens or its Affiliates under the HSR Act, [ii] comply at the earliest practicable date with any request for additional information received by Citizens or its Affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, [iii] cooperate with Chaswil in connection with Chaswil's filings under the HSR Act, and [iv] request early termination of the applicable waiting period under the HSR Act.

     6.3 NOTICE AND CURE. Citizens will notify Chaswil promptly in writing of, and contemporaneously will provide Chaswil with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of Citizens or Designated Subsidiary under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Citizens or Designated Subsidiary contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Citizens also will use all commercially reasonable efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant, or agreement made by Citizens or Designated Subsidiary in this Agreement, whether occurring or arising before or after the date of this Agreement.

     6.4 OTHER AGREEMENTS. At the Closing, Citizens and/or Designated Subsidiary will enter into the Escrow Agreement and will approve the terms of all letters of credit and other documents and instruments and agreements contemplated hereby or necessary or convenient for the consummation of the transactions contemplated, in good faith.

     6.5 ASSIGNMENT OF AGREEMENT. Citizens shall not assign its rights under this Agreement; provided, however, that Citizens may assign any or all of its rights under this Agreement to Designated Subsidiary prior to the Closing; and, if Citizens elects to do so, it will simultaneously cause Designated Subsidiary to assume all of Citizens's liabilities and obligations under this Agreement and execute and deliver to Chaswil an agreement for that purpose in a form proposed by Citizens and approved by Chaswil, whose approval shall not be unreasonably withheld or delayed. Notwithstanding any such assignment and assumption by Citizens to Designated Subsidiary, Citizens shall remain fully liable for all, and shall not be relieved of any, of the duties, liabilities and obligations of Citizens under this Agreement.


                             ARTICLE 7
               CONDITIONS TO OBLIGATIONS OF CITIZENS

     The obligations of Citizens hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Citizens).

     7.1 REPRESENTATIONS AND WARRANTIES. On and as of the Closing Date, there shall not exist any breaches of representations and warranties made by Chaswil in this Agreement, assuming such representations and warranties were made on and as of the Closing Date, which breaches individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the Business and Condition of United.

     7.2 PERFORMANCE. Chaswil shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this

Agreement to be so performed or complied with by Chaswil at or before the Closing including, without limitation, those set forth in SECTIONS 5.1 AND 5.2.

     7.3 CERTIFICATES, INSTRUMENTS AND DOCUMENTS. Chaswil shall have delivered to Citizens:

         (a) a certificate, dated the Closing Date in form reasonably acceptable to Citizens and executed by the chief executive officer of Chaswil, certifying with respect to Chaswil as to the fulfillment of the conditions set forth in SECTIONS 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8, 8.6, AND 8.7 hereof;

         (b) a certificate, dated the Closing Date in form reasonably acceptable to Citizens and executed by the secretary or any assistant secretary of Chaswil, recertifying that Chaswil has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors and shareholders of Chaswil with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect;

         (c) good standing or comparable certificates for Chaswil and United from the Secretary of State of Ohio and from every jurisdiction where a failure to be qualified or licensed would have a material adverse effect on the Business or Condition of Chaswil or United;

         (d) copies of all third party and governmental consents that Chaswil or United is required to obtain in order for Chaswil to effect the transactions contemplated by this Agreement;

         (e) copies of the articles of incorporation of Chaswil and United certified by the Secretary of State of Ohio;

         (f) copies of the Escrow Agreement executed by the President of Chaswil;

         (g) copies of a general release on the part of Chaswil of any and all claims, liabilities, and obligations of United to Chaswil executed by the President of Chaswil; and

         (h) such other documents as Citizens or Designated Subsidiary may reasonably request in connection with the transactions contemplated hereby.

     7.4 HSR ACT APPROVAL. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been waived.

     7.5 NO INJUNCTION. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or similar Person restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

     7.6 NO PROCEEDING OR LITIGATION. There shall not be instituted, pending, or (to the Knowledge of Citizens or Knowledge of Chaswil) threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit, investigation, or other proceeding would, in the reasonable opinion of Citizens, result in a decision, ruling, or finding that individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Chaswil or Citizens to perform its obligations under this Agreement, or on the Business or Condition of Citizens or United. There shall not be in effect on the Closing Date any voluntary or involuntary bankruptcy, receivership, conservatorship, or similar proceeding with respect to Chaswil or United.

     7.7  CONSENTS, AUTHORIZATION, ETC.

              (a) Citizens and/or Designated Subsidiary shall have received and there shall continue to be in effect all orders, consents, permits, authorizations, approvals, and waivers of every Person (including without limitation any requisite action of the insurance regulatory authorities in Kentucky and Ohio, in each case without the abrogation or diminishment of the authority or license of United or Designated Subsidiary or the imposition of significant restrictions upon United or Designated Subsidiary or the transactions contemplated hereby) necessary to permit Citizens to perform its obligations under this Agreement, for Citizens and/or Designated Subsidiary to consummate the transactions contemplated hereby, for United to be redomesticated in the State of Kentucky if Citizens so elects, and for United to be merged with and into Designated Subsidiary.

              (b) Citizens and/or Designated Subsidiary shall have received and there shall continue to be in effect assurances reasonably satisfactory to Citizens that, in the event of a merger of United with and into Designated Subsidiary, the obligation of the surviving entity to pay dividends to the holders of United's [Five Star Policies] can be limited to one percent (1%) per 1,000 of such policies of the operating income of the surviving entity before dividends and federal income taxes in excess of the average operating income of the surviving entity before dividends and federal income taxes for the years 1996 and 1997 but in no event in the aggregate more than $100,000 or less than $4.00 times the number of such policies outstanding.

              (c) Citizens and/or Designated Subsidiary shall have received and there shall continue to be in effect assurances reasonably satisfactory to Citizens that United is not subject to any material legal or regulatory impediment to setting the rate of increase in the policy amounts on the United's existing Pre-Need Burial Life Insurance Policies (the "Pre-Need Blocks") in United's discretion as provided in the policy forms for the Pre-Need Blocks.

     7.8 NO ADVERSE CHANGE. Except [i] as disclosed in SECTION 3.10 OF THE DISCLOSURE SCHEDULE or in the notes to the December 31, 1996 SAP Statements, [ii] for changes or developments relating to the conduct of the business of United after the date of this Agreement in conformity with the requests of Citizens or as otherwise permitted by this Agreement, or [iii] for changes affecting life insurance companies in general that do not have a material adverse effect on the Business or Condition of United, since December 31, 1996 there shall not have been, occurred, or arisen any change, event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the Business or Condition of United.

     7.9 OPINION OF COUNSEL. Chaswil shall have delivered to Citizens the opinions, in form and substance reasonably acceptable to Citizens's counsel, dated the Closing Date, of Messrs. Frost & Jacobs, LLP, as to certain of the representations of Chaswil in this Agreement, substantially similar to that in the attached hereto as EXHIBIT B.

                             ARTICLE 8
               CONDITIONS TO OBLIGATIONS OF CHASWIL

     The obligations of Chaswil hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Chaswil).

     8.1 REPRESENTATIONS AND WARRANTIES. On and as of the Closing Date, there shall not exist any breaches of representations and warranties made by Citizens in this Agreement, assuming such representations and warranties were made on and as of the Closing Date, which breaches individually or in the aggregate have or would reasonably be expected to have a material adverse effect on the Business and Condition of Citizens.

     8.2 PERFORMANCE. Citizens shall have performed and complied in all material respects with all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Citizens at or before the Closing.

     8.3 CERTIFICATES, INSTRUMENTS AND DOCUMENTS. Citizens shall have delivered to Chaswil:

         (a) a certificate, dated the Closing Date in form reasonably acceptable to Chaswil and executed by the chief executive officer or the executive vice president of Citizens certifying (with respect to Citizens and Designated Subsidiary) as to the fulfillment of the conditions set forth in SECTIONS 7.6, 7.7, 8.1, 8.2, 8.4, 8.5, 8.6 AND 8.7 hereof;

         (b) a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Citizens and Designated Subsidiary, as applicable, certifying (as appropriate) that Citizens has duly and validly taken all action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement, that Designated Subsidiary has duly and validly taken all corporate action necessary to authorize the performance of its obligations under this Agreement, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors of Citizens and the Board of Directors and shareholders of Designated Subsidiary with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

         (c) good standing or comparable certificates for Citizens and Designated Subsidiary from the Secretary of State of Kentucky;

         (d) copies of all third party and governmental consents that Citizens and Designated Subsidiary are required to obtain in order to effect the transactions contemplated by this Agreement;

         (e) copies of Citizens' and Designated Subsidiary's articles of incorporation certified by the Secretary of State of Kentucky;

         (f) copies of the Escrow Agreement and the promissory note (and guaranty if applicable) described in SECTION 2.5(C) executed by the President of Citizens and/or Designated Subsidiary and the letter of credit described in SECTION 2.5(C); and

         (g) such other documents as Chaswil may reasonably request in connection with the transactions contemplated hereby.

     8.4 HSR ACT APPROVAL. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been waived.

     8.5 NO INJUNCTION. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or similar Person restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

     8.6 NO PROCEEDING OR LITIGATION. There shall not be instituted, pending, or (to the Knowledge of Citizens or Knowledge of Chaswil) threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority, or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages or obtain other relief as a result of this Agreement, or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit, investigation, or other proceeding may, in the reasonable opinion of Chaswil, result in a decision, ruling, or finding that individually or in the aggregate has or would reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of Citizens or Designated Subsidiary to perform its obligations under this Agreement, or on the Business or Condition of Citizens. There shall not be in effect on the Closing Date any voluntary or involuntary bankruptcy, receivership, conservatorship, or similar proceeding with respect to Citizens or Designated Subsidiary.

     8.7 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to SECTION 5.1 and necessary to permit Chaswil to perform its obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

     8.8 OPINION OF COUNSEL. Citizens shall have delivered to Chaswil the opinions, in form and substance reasonably acceptable to Chaswil's counsel, dated the Closing Date, of Wyatt, Tarrant & Combs confirming and opining as to the representations set forth in SECTIONS 4.1 THROUGH 4.3 hereof and the satisfaction of the conditions set forth in SECTIONS 7.4 THROUGH 7.7 hereof.


                             ARTICLE 9
                 SURVIVAL OF PROVISIONS; REMEDIES

     9.1  SURVIVAL.

         (a) The representations and warranties respectively made by Chaswil, Citizens, and Designated Subsidiary in this Agreement and in any certificate delivered by Chaswil, Citizens or Designated Subsidiary pursuant to SECTION 7.3 or SECTION 8.3 hereof, respectively, will survive the Closing, and will remain in full force and effect, until the first anniversary of the Closing.

         (b) The covenants and agreements respectively made by Chaswil, Citizens, or Designated Subsidiary in this Agreement, to the extent that, by their terms, they are to be performed or complied with at or before the Closing shall not survive the Closing.

         (c) The covenants and agreements respectively made by Chaswil, Citizens, or Designated Subsidiary in this Agreement, to the extent that, by their terms, they are to be performed or complied with after the Closing, including without limitation the indemnification agreements set forth in SECTIONS 10.1, 10.2 AND 10.3 hereof and the other provisions of
     ARTICLE 10 related thereto, shall survive the Closing, and shall remain in full force and effect, until the first anniversary of the Closing.

         Notwithstanding anything in this SECTION 9.1 to the contrary, if a Claim Notice or an Indemnity Notice is given in accordance with SECTION
10.4 hereof before the expiration of the applicable time period referenced above, then (notwithstanding such time period) the representation, warranty, covenant, or agreement applicable to such claim shall survive until, but only for the purposes of, resolution of such claim by final, nonappealable judgment or by settlement.

     9.2 AVAILABLE REMEDIES. Each party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfaction of precedent conditions or of precedent requirements imposed upon another party hereto, the remedy of specific performance shall be available to a non-breaching and nondefaulting party to enforce performance of this Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Closing on or as soon as practicable after the Closing Date. The rights and remedies provided for in this Agreement are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity; PROVIDED, HOWEVER, the sole and exclusive remedies of any party hereto with respect to all claims for Damages arising out of any claimed breach or this Agreement shall be as provided in ARTICLE 10 hereof. The rights and remedies of any party based upon, arising out of or otherwise in respect of any breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no breach.

                             ARTICLE 10
                          INDEMNIFICATION

     10.1  TAX INDEMNIFICATION.

         (a) Subject to the provisions of ARTICLE 9 hereof and this SECTION 10.1, Chaswil agrees to pay, and to indemnify Citizens and the Surviving Corporation in respect of, and hold each of them harmless against any and all Damages for or in respect of:

              (i) Taxes actually incurred by, imposed upon, or assessed against United as a result of or relating to any Tax period ending on or before the Closing Date;

              (ii) Taxes for any period ending after, and including, the Closing Date as to which the liability of United arises under Treasury Regulation Section 1.1502-6 as a result of inclusion in a consolidated federal income tax return for a period prior to the Closing Date; and

              (iii) Taxes for any period ending after, and including, the Closing Date with respect to the business, affairs, operations and transactions of United prior to the close of business on the Closing Date;

     Notwithstanding any other provision in this Agreement, Chaswil shall not be required to pay or indemnify Citizens or the Surviving Corporation in respect of, nor to hold any of them harmless against, any damages for or in respect of Taxes incurred by, imposed upon, or assessed against Citizens or the Surviving Corporation as a result of or relating to:

              (iv) any Taxes to the extent that such Taxes or any portion thereof is reflected as a liability in determining the Closing Date Adjusted Capital and Surplus pursuant to SECTION 2.4 hereof;

              (v) the business, affairs, operations, transactions or actions or inactions of United that occur after the close of business on the Closing Date; or

              (vi) any actions or inactions of Citizens or any Affiliate of Citizens at any time.

         (b) Citizens will notify Chaswil promptly of the commencement of any claim, audit, examination, or other proposed change or adjustment by any taxing authority concerning the Tax or other Damages covered by SECTION 10.1(A) hereof ("TAX CLAIM").

         (c) Citizens will furnish Chaswil promptly with copies of all correspondence (including without limitation notices, requests, explanations, determinations, schedules, charts, and lists) received from any taxing authority in connection with any Tax Claim. Chaswil will have the right to approve in advance any correspondence sent to any taxing authority by or on behalf of United with respect to any Tax Claim to the extent such correspondence would affect Chaswil's obligations under
     SECTION 10.1(A) hereof; PROVIDED, HOWEVER, that Chaswil will be deemed to have approved any such correspondence to the extent notice of its disapproval thereof is not delivered or mailed to Citizens in accordance with ARTICLE 12 hereof with reasonable promptness, but in all events at least 14 calendar days before the date on which payment of the Tax is due or, if earlier, at least 14 calendar days before the date on which the ability of United or Citizens, to defend against the Tax Claim is irrevocably prejudiced.

         (d) At its option (following reasonable notice to and consultation with Citizens), Chaswil may, at the expense of Chaswil, contest any Tax Claim in any legally permissible manner until such time as any payment for Taxes or other Damages with respect to such Tax Claim is due or, upon United's payment of such Taxes and other Damages, may sue for a refund thereof where permitted by applicable Law. Except as provided in the last sentence of this subsection, Chaswil will control all proceedings taken in connection with any such contest or refund suit, and may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such Tax Claim. United or Citizens will take such lawful action in connection with the contest or refund suit as Chaswil may reasonably request in the prosecution of the contest or refund suit to a final determination, provided that [i] Chaswil requests such action with reasonable promptness, but in all events at least 14 calendar days before the date on which payment of the Taxes or other Damages are due or become final, or if earlier, at least 14 calendar days before the date on which United's ability to defend against the Tax Claim is irrevocably prejudiced, [ii] a reasonable basis exists for such contest or refund suit, and [iii] Chaswil acknowledges (without reservation of rights) Chaswil's obligations under this SECTION 10.1. Notwithstanding the foregoing provisions of this SECTION 10.1(D), if such contest or refund suit has or would reasonably be expected to have a material effect on the Liability of United or Citizens for taxes with respect to any period ending after the Closing Date, then Citizens may, at its expense, participate in any such contest or refund suit and neither party shall compromise or settle such contest or refund suit without the consent of the other.

     10.2  BENEFIT PLAN INDEMNIFICATION.  Subject to the provisions of
ARTICLE 9 hereof, Chaswil agrees to indemnify Citizens or United in respect of, and hold each of them harmless against, any and all Damages resulting from or relating to [i] any failure occurring before the Closing and involving any Benefit Plan by United or any ERISA Affiliate of United at any time or any Benefit Plan fiduciary appointed by United or any

ERISA Affiliate of United, to fund or perform its respective obligations under any Benefit Plan or to comply with any provisions of ERISA, the Code, or any other applicable Law in connection with the operation or administration of any Benefit Plan, [ii] any prohibited transaction (as defined in Section 4975(c) (l) of the Code or Section 406 of ERISA), for which no exemption applies, occurring before the Closing and involving any Benefit Plan, [iii] any reportable event (as defined in Section 4043(b) of ERISA and regulations promulgated by the PBGC thereunder) occurring before the Closing and involving any Benefit Plan, or [iv] any complete or partial termination of any Benefit Plan at or before the Closing.

     10.3  OTHER INDEMNIFICATION.

         (a) Subject to the provisions of ARTICLE 9 and SECTION 10.6 hereof, Chaswil agrees to indemnify United, Citizens or Designated Subsidiary in respect of, and hold it harmless against:

              (i) any and all Damages (other than Damages that Chaswil has paid or is unequivocally liable to pay to United, Citizens or Designated Subsidiary pursuant to SECTION 10.1 OR 10.2 hereof) resulting from or relating to any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of Chaswil made as a part of or contained in this Agreement, or any certificate delivered by or for Chaswil pursuant to SECTION 7.3 hereof; and

              (ii) any and all Damages resulting from or relating to any use before the Closing of any Real Estate for the storage, treatment, generation, transportation, manufacture, processing, handling, production, distribution, deposit, burial, use, or disposal of any Hazardous Substance; any Release before the Closing of any Hazardous Substance on any Real Estate; any failure before the Closing of United to comply with all Environmental Laws relating to any Real Estate or the business, activities, or processing respectively conducted thereon; any failure whether before or after the Closing to undertake and pursue any investigative, containment, removal, clean up, and other remedial actions ordered by a governmental entity or court of competent jurisdiction in accordance with applicable Laws with respect to any Release, before the Closing, of any Hazardous Substance on or from any Real Estate; or any human exposure whether before or after the Closing to any Hazardous Substance existing on any Real Estate at or before the Closing.

         (b) Subject to the provisions of ARTICLE 9 and SECTION 10.5 hereof, Citizens agrees to indemnify Chaswil in respect of, and hold Chaswil harmless against, any and all Damages resulting from or relating to any misrepresentation, breach of warranty, or nonfulfillment of or failure to perform any covenant or agreement on the part of Citizens or Designated Subsidiary made as a part of or contained in this Agreement or any certificate delivered by or for Citizens pursuant to SECTION 8.3 hereof.

         (c) In the event Citizens or Designated Subsidiary asserts any claim for Damages under SECTION 10.3(A)(II) hereof, then Citizens and Designated Subsidiary shall use all commercially reasonable efforts to obtain, or cooperate with Chaswil in obtaining, recovery of all alleged Damages under any insurance policies under which such Damages may be recoverable "AVAILABLE POLICIES"); PROVIDED, HOWEVER, that the provisions of this
     SECTION 10.3(C) shall not limit or otherwise affect Chaswil's obligations to indemnify Citizens or United pursuant to SECTION 10.3(A)(II), except as provided in the immediately following sentence. If any amounts are recovered under the Available Policies as contemplated in the preceding sentence, then [i] to the extent the Damages recovered under the Available Policies have been indemnified by Chaswil, the amounts recovered shall be paid by the provider of the Available Policy (the "PROVIDER") directly to the Escrow Bank or, if such recovery is required to be paid to Citizens, United or another third party to whom the liability giving rise to such Damages is owed, the Indemnified Party shall pay the Escrow Bank the amount actually paid by the Provider under the Available Policies and [ii to the extent the Damages received under the Available Policy have not been indemnified by Chaswil, the amounts received shall be paid by the Provider of the Available Policy directly to Citizens, Designated Subsidiary or United or the third party to whom liability giving rise to the Damages is owed, as appropriate, and the amount of Damages shall be reduced by the amount so paid by the Provider. To the extent amounts that are recovered (or recoverable) under Available Policies with respect to Damages subject to a claim for indemnification under SECTION 10.3(A)(II) hereof cannot be paid or distributed as provided above in this SECTION 10.3(C), then Citizens, Designated Subsidiary and Chaswil agree to use their good faith best efforts to reach agreement as to the allocation of, and take such commercially reasonable best efforts as necessary to effect, payment in accordance with such allocation of amounts so recovered
     (or recoverable).

     10.4 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under SECTION 10.2 OR 10.3 hereof will be asserted and resolved as follows:

         (a) In the event any claim or demand for which an Indemnifying Party would be liable for Damages to an Indemnified Party under SECTION 10.2 OR
     10.3 hereof is asserted against or sought to be collected from such Indemnified Party by a Person other than Chaswil, United, Citizens, Designated Subsidiary, or any Affiliate of Chaswil or Citizens ("THIRD PARTY CLAIM"), the Indemnified Party will deliver a Claim Notice with reasonable promptness to the Indemnifying Party; PROVIDED, HOWEVER, that except as set forth in SECTION 10.4(D) hereof, no Claim Notice will be required with respect to any action, suit, investigation, or proceeding that is in existence on the Closing Date. If the Indemnified Party fails to provide the Indemnifying Party with the Claim Notice required by the preceding sentence at least 14 calendar days before the date on which the Indemnifying Party's ability to defend against the Third Party Claim is irrevocably prejudiced by the Indemnified Party's failure to provide such Claim Notice, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such portion of the Third Party Claim as to which the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified party with reasonable promptness after the Indemnifying Party's receipt of a Claim Notice, but in all events within seven (7) calendar days after receipt thereof ("NOTICE PERIOD"), as to whether the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Third Party Claim and whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

         (b) If the Indemnifying Party notifies the Indemnified Party within the Notice Period or at any time thereafter that the Indemnifying Party (without any reservation of rights) does not dispute its Liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     ARTICLE 10, then the Indemnifying Party will have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed). From the date of such notice, the Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof) PROVIDED, HOWEVER, that the Indemnified Party may, at any time prior to its receipt of such notice from the Indemnifying Party, file any motion, answer, or other pleadings that the Indemnified Party may deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not irrevocably prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in SECTION 10.4(C) hereof, if an Indemnified Party takes any such action that is irrevocably prejudicial and conclusively causes a final adjudication that is materially adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party (except that the Indemnifying Party shall not be responsible for any attorneys fees of the Indemnified Party unless the retention of such attorneys is required by the Indemnifying Party), to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person

     (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this SECTION 10.4(B), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation.

         (c) If the Indemnifying Party fails to notify the Indemnified Party that the Indemnifying Party (without any reservation of rights) does not dispute its Liability to the Indemnified Party and that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this ARTICLE 10, or if the Indemnifying Party gives such notice but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which Proceedings will be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; PROVIDED, HOWEVER, that if requested by the Indemnified Party, the Indemnifying Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnified party and its counsel in contesting any Third Party Claim that the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this SECTION 10.4(C), if the Indemnifying Party has timely notified the Indemnified Party that the Indemnifying Party disputes its Liability to the Indemnified Party and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this SECTION 10.4(C) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all costs and expenses incurred by the Indemnifying Party in connection with such litigating. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this SECTION 10.4(C), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

         (d) In the event any Indemnified Party has a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Party, the Indemnified Party will notify the Indemnifying Party with reasonable promptness of such claim by the Indemnified Party, specifying the nature of and specific basis for such claim and the amount or the estimated amount of such claim (the "INDEMNITY NOTICE").
     If the Indemnifying Party disputes such claim, the Indemnifying Party and the Indemnified Party agree to proceed in good faith to attempt to negotiate a resolution of such dispute, and if not resolved through negotiations, either party may pursue whatever remedies it may have under applicable law.

     10.5 AFTER-TAX DAMAGES; REFUNDS. With respect to the indemnification agreements set forth in this ARTICLE 10, Chaswil and Citizens agree that:

         (a) all Damages will be adjusted downward by the tax benefit obtained by the party to be indemnified;

         (b) the amount of any refund, as adjusted by (a) above if appropriate, will be promptly paid to the Escrow Bank, United, Citizens, or Designated Subsidiary, as applicable, or offset against indemnification payments then owed to the other party to this Agreement; and

         (c) all Damages indemnifiable under SECTION 10.1 will be payable by either party 30 days after the "final determination" within the meaning of
     Section 1313 of the Code or the execution of Form 870 or Form 870AD.

     10.6 CLAIMS LIMITATION. Notwithstanding the foregoing provisions of this ARTICLE 10, Chaswil shall not have any liability for any Damages under
SECTION 10.3 hereof, except for Damages under SECTION 10.3(A)(II) and Damages resulting from or relating to any misrepresentation or breach of warranty contained in SECTION 3.4 OR 3.14 or any nonfulfillment of or failure to perform any covenant or agreement on the part of Chaswil contained in ARTICLE 5 of this Agreement or any certificate delivered by or for Chaswil pursuant to SECTION 7.3 hereof, until and unless the cumulative total of such Damages exceeds in the aggregate $50,000, it being understood that after such Damages exceed in the aggregate $50,000, Chaswil shall be liable to Citizens for all Damages without regard to any minimum amount, PROVIDED, HOWEVER, that the limitations of this SECTION 10.6 shall not apply to any Damages resulting from Chaswil's intentional, willful or reckless misrepresentations or, breaches of covenants or agreements made as a part of or contained in this Agreement. Notwithstanding any other provision herein, the aggregate amount which Chaswil may be required to pay to Citizens, Designated Subsidiary and/or United pursuant to this ARTICLE 10 shall not be payable other than by reduction to the amount payable under the promissory note described in SECTION 2.5(C) of this Agreement and to the amount of the Earn-Out Adjustment pursuant to SECTION 2.4 OF THIS AGREEMENT.

                             ARTICLE 11
                            TERMINATION

     11.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, upon notice by the terminating party to the other party:

         (a) at any time before the Closing, by mutual written agreement of Chaswil and Citizens; or

         (b)  at any time by Chaswil if any of the covenants set forth in
     ARTICLE 6 shall have been breached or any of the conditions set forth in
     ARTICLE 8 hereof shall not have been satisfied, performed, or complied with, in any material respect, at or before the Closing Date and such breach, non-satisfaction, nonperformance, or non-compliance has not been cured or eliminated within 30 calendar days after notice thereof has been given to Citizens, provided that at the time of such termination Chaswil has neither breached any of the covenants set forth in ARTICLE 5 nor failed to satisfy, perform, or comply with any of the conditions set forth in ARTICLE 7 hereof, in any material respect;

         (c)  at any time by Citizens if any of the covenants set forth in
     ARTICLE 5 shall have been breached or any of the conditions set forth in
     ARTICLE 7 hereof shall not have been satisfied, performed, or complied with, in any material respect, before the Closing Date and such breach, non-satisfaction, non-performance, or non-compliance has not been cured or eliminated within 30 calendar days after notice thereof has been given to Chaswil, provided that at the time of such termination Citizens has neither breached any of the covenants set forth in ARTICLE 6 nor failed to satisfy, perform, or comply with any of the conditions set forth in ARTICLE 8 hereof, in any material respect;

         (d) by Citizens if the Disclosure Schedule discloses any event, trend, condition, Contract, Liability, action, suit, proceeding, claim, circumstance or fact or other matter of any character that is not acceptable to Citizens, in its sole discretion, and Citizens gives notice thereof to Chaswil within 15 Business Days after receipt by Citizens of the Disclosure Schedule, and such non-acceptable, event, trend, condition contract, Liability, action, suit, proceeding, claim, circumstance or fact or matter has not been cured or eliminated to Citizens's satisfaction in its sole discretion within 15 Business Days after notice thereof has been given to Chaswil;

         (e) at any time after December 31, 1997, by Chaswil or Citizens, if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party electing to terminate pursuant to this clause (e); provided, however, that either party may by notice to the other extend such date to May 31, 1998, if the only conditions to Closing not satisfied as of December 31, 1997 are those set forth in SECTION 7.4, 7.7, 8.4 OR 8.7 hereof;

         (f) by Citizens, at any time not later than sixty (60) days after the date of this Agreement, if it determines that the Purchase Price is excessive in relation to its evaluation of the value of United, based upon Citizens' investigation pursuant to the provisions of this Agreement; or

         (g) by either Chaswil or Citizens, at any time prior to the Closing, if [i] the Pre-Closing Statement would result in a Pre-Closing Balance Sheet Adjustment, [ii] either Chaswil or Citizens objects to the amount thereof, and [iii] Chaswil and Citizens are unable to agree either to dispense with a Pre-Closing Balance Sheet Adjustment or to accept another amount thereof.

     11.2 EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to SECTION 11.1 hereof, this Agreement will forthwith become null and void, and there will be no Liability on the part of Chaswil or Citizens (or any of their respective officers, directors, employees, agents, consultants, or other representatives), except that [i] the provisions relating to confidentiality in SECTION 13.5 hereof will continue to apply following any such termination and [ii] any such termination shall be without prejudice to any claim that either party may have against the other for breach of this Agreement (or any representation, warranty, covenant, or agreement included herein). All reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby by a nonbreaching party who terminates this Agreement pursuant to SECTION 11.1(B), (C), (D), OR (E) hereof will be reimbursed promptly by the breaching party.


                             ARTICLE 12
                              NOTICES

     12.1 NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied, delivered by Federal Express or other nationally-recognized overnight delivery service or mailed, by certified mail, return receipt requested, first class postage prepaid, to the parties at the following addresses:

If to Chaswil, to:

     Chaswil United Corp.
     c/o United Liberty Life Insurance Company
     Suite 400
     120 West Fifth Street
     Cincinnati, Ohio  45202
     Attn:  President
     Telephone: (513)333-0600
     Telecopy: (513) 333-0653

     with a copy to:

     Lawrence H. Kyte, Jr., Esq.
     Frost & Jacobs
     2500 PNC Center
     201 East Fifth Street
     Cincinnati, Ohio 45201-5715
     Telephone: (513) 651-6800
     Telecopy: (513) 651-6981



If to Citizens, to:

     Citizens Financial Corporation
     The Marketplace, Suite 300
     12910 Shelbyville Road
     Louisville, Kentucky 40243
     Attn: Mr. Lane A. Hersman
            Executive Vice President
     Telephone: (502) 244-2420
     Telecopy: (502) 244-2439

     with a copy to:

     H. Alexander Campbell, Esq.
     Wyatt, Tarrant & Combs
     Citizens Plaza
     500 West Jefferson Street
     Louisville, Kentucky 40202
     Telephone: (502) 562-7207
     Telecopy: (502) 589-0309

All notices and other communications required or permitted under this Agreement that are addressed as provided in this ARTICLE 12 will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed, will, if delivered by Federal Express or other nationally-recognized overnight delivery service, be deemed given on the next Business Day after shipment, and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


                             ARTICLE 13
                           MISCELLANEOUS

     13.1 ENTIRE AGREEMENT. Except for documents executed by Chaswil and Citizens pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto, the Disclosure Schedule, and other Contracts and documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     13.2 EFFECT OF DUE DILIGENCE. No investigation by Citizens or Chaswil into the business, operations and condition of the other shall diminish in any way the effect of any representations or warranties made by either party in this Agreement or shall relieve such party of any of its obligations under this Agreement.

     13.3   EXPENSES.   Except  as  otherwise  expressly  provided  in  this
Agreement (including without limitation as provided in ARTICLE 10 and SECTION 11.2 hereof), each of Chaswil and Citizens will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

     13.4   PUBLIC  ANNOUNCEMENTS.   At all times at or before the  Closing,
Chaswil and Citizens will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If Chaswil and Citizens are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to a party, required by Law or may be appropriate in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this SECTION 13.4 may be disclosed or otherwise provided by Chaswil or Citizens to any Person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

     13.5 CONFIDENTIALITY. Chaswil and Citizens will hold, and will cause their respective Affiliates and their respective officers, directors, employees, agents, consultants, and other representatives to hold, in
strict  confidence,  unless  compelled   to   disclose   by   judicial   or
administrative process (including without limitation in connection with obtaining the necessary approval of insurance regulatory authorities) or by other requirements of Law, all confidential documents and confidential or proprietary information concerning the other party furnished to it by the other party or such other party's officers, directors, employees, agents, consultants, or representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been [i] previously lawfully known by the party receiving such documents or information, [ii] in the public domain through no fault of such receiving party, or [iii] later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Except as provided in SECTIONS 5.1, 5.2, 6.1 AND 6.2 hereof, no party hereto will disclose or otherwise provide any such confidential or proprietary documents or information to any other Person, except to Citizens's lenders and investors and to either party's respective auditors, actuaries, attorneys, financial advisors, and other consultants and advisors who need such documents or information in connection with this Agreement, and the parties hereto agree to cause each of the foregoing to be subject to and bound by the confidentiality provisions hereof.

     13.6 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof; such waiver must be in writing and must be executed by the Chairman of the Board, president or executive vice president of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

     13.7 AMENDMENT. This Agreement may be modified or amended only by a writing duly executed by or on behalf of all parties hereto.

     13.8 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     13.9  NO THIRD PARTY BENEFICIARY.   The  terms  and  provisions of this
Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     13.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Kentucky applicable to a Contract executed and performable in such state; provided, however, that any legal proceedings brought by Chaswil against Citizens or Designated Subsidiary or their assignees pursuant to or in connection with this Agreement shall be brought only in Jefferson County, Kentucky.

     13.11 BINDING EFFECT. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and assignees.

     13.12  ASSIGNMENT  LIMITED.   Except   as   otherwise  provided  herein
(including without limitation as provided in SECTION 6.5 hereof), this Agreement or any right hereunder or part hereof may not be assigned by any party hereto without the prior written consent of the other party hereto.

     13.13 HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed
or interpreted in connection with  this  Agreement.   Unless the context of
this Agreement otherwise requires, [i] words of any gender are deemed to include each other gender; [ii] words using the singular or plural number also include the plural or singular number, respectively; [iii] the terms "hereof," "herein," "hereby," hereto," and derivative or similar words refer to this entire Agreement; [iv] the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (e] all references to "dollars" or "$" refer to currency of the United States of America.


                                56A

     13.14 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of Chaswil or Citizens under this Agreement will not be materially and adversely affected thereby, [i] such provision will be fully severable; [ii] this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; [iii] the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and [iv] in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.


     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Chaswil and Citizens, effective as of the date first written above.

                                         CHASWIL UNITED CORP.



                                         By_________________________________
                                         Name: ___________________________
                                         President


                                         CITIZENS FINANCIAL CORPORATION



                                         By_________________________________
                                          Darrell R. Wells
                                          Chairman and Chief Executive
                                          Officer

Exhibits:

     A - -Definitions

Disclosure Schedule

                             EXHIBIT A

                       DEFINITIONS OF TERMS


     "Adjusted Capital and Surplus of United" shall mean [i]United's statutory capital and surplus as of the close of business on last day of any measurement period computed in a manner consistent with the computation of such amount for inclusion in PAGE 3, LINE 38, OF ITS JUNE 30, 1997 QUARTERLY REPORT, plus [ii]its AVR and statement value IMR as of the Closing Date, computed in a manner consistent with the computation of such amounts for inclusion on PAGE 3, LINES 11.4 AND 24.1 OF ITS JUNE 30, 1997 QUARTERLY REPORT.

     "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified but in any event includes any director or executive officer of the specified Person.

     "Affiliate Computer Rights"  shall  have the meaning ascribed to it in
SECTION 3.16(E) hereof.

     "Agreement" shall mean this Acquisition Agreement, together with the exhibits attached hereto, the Disclosure Schedule, and other documents to be executed and delivered respectively by Chaswil and/or Citizens pursuant hereto.

     "Annual Statement" shall mean any annual statement of United filed with or submitted to the insurance regulatory authority in the state in which it is domiciled on forms prescribed or permitted by such authority.

     "Arbitrator" shall have the meaning ascribed to it in SECTION 2.3(D) hereof.

     "Assets and Properties" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) as now operated, owned, or leased by a specified Person, including without limitation cash, cash equivalents, securities, accounts and notes receivable, real estate, equipment, furniture, fixtures, insurance or annuities in force, goodwill, and going-concern value.

     "Available Policies" shall have the meaning ascribed to it in SECTION 10.3(C) hereof.

     "AVR" shall mean as to any Person at a particular date, the asset valuation reserve, computed in accordance with SAP.

     "Baseline Amount" shall have the meaning ascribed to it in SECTION 2.2(A) hereof.

     "Benefit Plans" shall mean all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans, all stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, and other stock plans (whether qualified or non-qualified), and all other pension, welfare, severance, retirement, bonus, deferred compensation, incentive compensation, insurance (whether life, accident and health or other and whether key man, group, workers compensation, or other), profit sharing, disability, thrift, fringe benefits (as defined in Code Section 6039D), leave of absence, layoff, and supplemental or excess benefit plans, and all other benefit Contracts, arrangements, or procedures having the effect of a plan, in each case existing on or before the Closing Date under which United is or may hereafter become obligated in any manner (including without limitation obligations to make contributions or other payments) and that cover some or all of United Employees; PROVIDED, HOWEVER, that such term shall include severance benefit programs but shall not include [i] routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including without limitation sick leave or vacation, or [ii] directors' and officers' liability insurance policies.

     "Books and Records" shall mean all accounting, financial reporting, Tax, business, marketing, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, deeds, titles, policies, manuals, minute books, stock certificates and books, shareholder lists, stock transfer ledgers, Contracts, franchises, permits, agency lists, policyholder lists, supplier lists, reports, computer files, retrieval programs, operating data or plans, and environmental studies or plans.

     "Business Day" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in Kentucky are authorized or obligated to close under the Laws of Kentucky.

     "Business or Condition" shall mean the organization, existence, authority, capitalization, business, licenses, condition (financial or otherwise), cash flow, management, sales force, solvency, prospects, SAP or GAAP results of operations, insurance or annuities in force, SAP or GAAP capital and surplus, AVR, IMR, Liabilities, or Assets and Properties of a specified Person.

     "CERCLA"  shall  mean  the   Comprehensive   Environmental   Response,
Compensation and Liability Act.

     "Chaswil" shall have the meaning ascribed to it in the preamble of this Agreement.

     "Chaswil Auditors" shall  have  the  meaning ascribed to it in SECTION
2.3(A).

     "Citizens" shall have the meaning ascribed to it in the preamble of this Agreement.

     "Citizens Auditors" shall have the meaning ascribed to  it  in SECTION
2.3(A).

     "Claim Notice" shall mean written notification of a Third Party Claim by an Indemnified Party to an Indemnifying Party pursuant to SECTION 10.4 hereof, enclosing a copy of all papers served, if any.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement as provided in SECTION 2.6 hereof.

     "Closing Adjustments" shall mean the amounts to be added to or deducted from, as the case may be, any increase in Adjusted Capital and Surplus at the Second Reference Date or any decrease in Adjusted Capital and Surplus at the Second Reference Date equal to the amounts, if any, by which the Permitted Carrying Values of assets reflected in the Closing Statement or subsequently acquired exceed or are less than, as the case may be, their stated values in the Pre-Closing Statement or in the case of subsequently acquired assets their cost.

     "Closing Balance Sheet Adjustment" shall mean (x) any increase or any decrease in the Adjusted Capital and Surplus of United from (and including) the day after the First Reference Date to (and including) the close of business on the last day of the month preceding the Closing (the "SECOND REFERENCE DATE," the parties hereby acknowledging that under certain circumstances the First Reference Date and the Second Reference Date could be the same calendar date) (y) plus or minus, as applicable, any Closing Adjustments. Citizens represents and warrants that the balance sheet of United as of the Second Reference Date shall be prepared, and all determinations required for measuring changes in the Adjusted Capital and Surplus of United as contemplated hereby and for the purposes hereof have been and shall be, in accordance with SAP consistently applied.

     "Closing Date" shall mean [i]the later of [A] the fifteenth (15th) day if it is a Business Day or the next Business Day following the fifteenth (15th) day if it is not, or [B] the last Business Day of the month that includes, the date upon which the last of the orders or approvals described in SECTIONS 5.1, 5.2, 6.1, AND 6.2 hereof has been obtained, including without limitation the approvals under all applicable insurance holding company Laws, or [ii] such other date as Citizens and Chaswil may mutually agree upon in writing.

     "Closing Statement" shall  have  the meaning ascribed to it in SECTION
2.3(A).

     "Code" shall mean the Internal Revenue Code of 1986, as amended (including without limitation any successor code), and the rules and regulations promulgated thereunder.

     "Contract" shall mean any agreement, instrument, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, or other contract or commitment (whether written or oral).

     "Damages" shall mean any and all monetary damages, Liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary or extra contractual damages, amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, actuaries, and other experts, and other expenses of litigation or of any claim, default, or assessment).

     "Designated Subsidiary" shall mean any direct or indirect Subsidiary owned and designated as such by Citizens, in a writing delivered to Chaswil at or before the Closing.

     "Disclosure Schedule" shall mean the bound record dated as of the date of this Agreement, as amended, supplemented and revised in accordance with this Agreement, furnished by Chaswil to Citizens, and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

     "Earn-Out Adjustment" shall have the meaning ascribed to it in SECTION
2.4.

     "Employee Pension Benefit Plan" shall mean each employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, which is or was in existence on or before the Closing Date and to which United is or would hereafter become obligated in any manner.

     "Employee Welfare Benefit Plan" shall mean each employee welfare benefit plan (whether or not insured), as defined in Section 3(1) of ERISA, which is or was in existence on or before the Closing Date and to which United is or would hereafter become obligated in any manner.

     "Environmental Laws" shall mean any Federal, state or local law, statute, ordinance or regulation regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental medium of any substance, pollutant, or waste that is now or as of the Closing classified or considered to be hazardous or toxic to human health or the environment, including, without limitation, CERCLA and the Toxic Substance Control Act, and the rules and regulations thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any Person under common control (as defined in Section 414 of the Code) with United.

     "Escrow Agreement" shall have the meaning ascribed to it in SECTION 2.5(B) hereof.

     "Escrow Bank" shall have the meaning ascribed to it in SECTION 2.5(B) hereof.

     "Escrow Deposit" shall have the meaning ascribed to it in SECTION 2.5(B) hereof.

     "GAAP"   shall   mean   generally   accepted   accounting  principles,
consistently applied throughout the specified period and in the immediately prior comparable period.

     "Hazardous Substance" shall mean [i] any and all hazardous, toxic or dangerous waste, substance, pollutant, contaminant, radiation or material defined as such in (or deemed as such for purposes of) CERCLA, at the Closing Date, or any other Environmental Law and [ii] any petroleum or petroleum-based products.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "IMR" shall mean as to any Person at a particular date, the interest maintenance reserve, computed in accordance with SAP.

     "Indemnification Fund" shall  have  the  meaning  ascribed  to  it  in
SECTION 2.5(C) hereof.

     "Indemnified Party" shall mean a Person claiming indemnification under
SECTION 10.2 OR 10.3 hereof.

     "Indemnifying Party" shall mean a Person against whom claims of indemnification are being asserted under SECTION 10.2 OR 10.3 hereof.

     "Indemnity Notice" shall have the meaning ascribed to it in SECTION 10.4(D) hereof.

     "Intellectual  Property"  shall  have  the  meaning  ascribed to it in
SECTION 3.16(E) hereof.

     "IRS" shall mean the United States Internal Revenue Service or any successor agency.

     "Knowledge of Chaswil" means the actual knowledge of or knowledge that would have been obtained in a reasonable investigation by any officer of Chaswil.

     "Knowledge of Citizens" means the actual knowledge of or knowledge that would have been obtained in a reasonable investigation by any officer of Citizens.

     "Laws" shall mean all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law of the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

     "Liabilities" shall mean all debts, obligations, and other liabilities of a Person (whether absolute, accrued, contingent, fixed, or otherwise, or whether due or to become due) that are recognized as liabilities in accordance with SAP.

     "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim levy, charge, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing other than Permitted Encumbrances.

     "Notice Period" shall have the meaning ascribed to it in SECTION 10.4(A) hereof.

     "Owned  Computer  Rights" shall have the meaning  ascribed  to  it  in
SECTION 3.16(E) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

     "Permitted Carrying Value" shall mean, with respect to any asset, the lesser of (i) the fair market value of such asset or (ii) the maximum amount at which such asset is eligible to be reported in SAP Statements of United in the asset category specifically applicable to such asset (that is, without regard to any "leeway" or "basket" category)under the laws and regulations governing the valuation of insurance company assets under the laws of Ohio or Kentucky, whichever may be more liberal as to such asset category. Each of Chaswil and Citizens shall be entitled to obtain, prior to the Closing, current independent appraisals of any or all assets of United for purposes of ascertaining their Permitted Carrying Value and shall provide copies of all such appraisals to the other party. In the event the parties disagree as to the Permitted Carrying Value of any asset, the other party may obtain a second appraisal for this purpose and shall provide a copy of such appraisal to the other party. If the respective appraisals of the parties differ by 10% or more of the higher of such appraisals, the parties shall secure a third, independent appraisal. The fair market value of an asset for purpose of determining its Permitted

Carrying Value shall be (i) the amount shown in the appraisal if only one appraisal is obtained, (ii) the average of the two appraisals if each party obtains an appraisal and they differ by less than 10% of the higher appraisal, or (iii) or the third appraisal if a third appraisal is obtained as described above. Nothing herein shall be deemed to prevent Chaswil and Citizens on agreeing upon a fair market value or Permitted Carrying Value of any asset or assets.

     "Permitted  Encumbrances"  shall  mean  the   following  encumbrances:
[i] Liens for Taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Agreement, except for Liens arising as the result of Taxes being contested in good faith and for which an appropriate reserve has been accrued on the balance sheet; [ii] pledges or deposits securing obligations under worker's compensation, unemployment insurance,
social   security   or   public  liability  laws  or  similar  legislation;
[iii] pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which United or any of its Affiliates is a party as lessee made in the ordinary course of business; [iv] deposits securing public or statutory obligations of United or any of
its   Affiliates;    [v]  workers',   mechanics',   suppliers',   carriers',
warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $30,000 at any time outstanding, not yet due and payable; [vi] deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which United or any of its Affiliates is a party; [vii] pledges or deposits effected by United or any of its Affiliates as a condition to obtaining or maintaining any License of such Person; [viii] any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; [ix] zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereof, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates; [x] Liens under the provisions of insurance policies and annuities in force and reinsurance and coinsurance contracts in force; [xi] Liens on Assets in United's investment portfolio that arise or have been incurred in the ordinary course of United's investing activities; and [xii] other imperfections of title or other Liens that do not have a material adverse effect on the Business or Condition of United.

     "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

     "Post-Closing Payable" shall  have  the  meaning  ascribed  to  it  in
SECTION 2.3(C).

     "Post-Closing  Receivable"  shall  have  the meaning ascribed to it in
SECTION 2.3(C).

     "Pre-Closing Adjustments" shall mean the amounts to be added to or deducted from, as the case may be, any increase in Adjusted Capital and Surplus at the First Reference Date or any decrease in Adjusted Capital and Surplus at the First Reference Date equal to the amounts, if any, by which the Permitted Carrying Values of assets reflected in June 30, 1997 SAP Statements of United or subsequently acquired exceed or are less than, as the case may be, their stated values in such June 30, 1997 SAP Statements of United or in the case of subsequently acquired assets their cost. Pre-Closing Adjustments shall include, as applicable, deductions for [i] any amounts by which the carrying value of real estate assets exceed their current appraised values, [ii] any amounts by which the carrying value of mortgage loans secured by fee and leasehold interests, respectively, exceed 80% and 75%, respectively, of the current appraised values of the security, [iii] all severance, compensated absence and other post-employment benefits as described in SFAS 43 and 112 that would be payable to United's employees assuming their termination in conjunction with the closing of the transactions contemplated hereby, [iv] any recovery after June 30, 1997 through the Closing Date on those securities listed in SCHEDULE X - UNLISTED ASSETS IN ITS DECEMBER 31, 1996 ANNUAL STATEMENT, and (v) the carrying value on the Closing Date of the mortgage loan listed in SCHEDULE B -PART 2 -SECTION 3 IN ITS DECEMBER 31, 1996 ANNUAL STATEMENT provided that Citizens shall have agreed to cause United to assign the mortgage loan to Chaswil without recourse within fifteen (15) days after the Closing.

     "Pre-Closing Balance Sheet Adjustment" shall mean (x) any increase or any decrease in the Adjusted Capital and Surplus of United from (and including) July 1, 1997 to (and including) the last day of the month immediately preceding the date of the Closing or, if it is not practicable to determine the Adjusted Capital and Surplus as of such day, then to (and including) the last day of the next preceding month (in either case, the "FIRST REFERENCE DATE"), plus or minus, as applicable, (y) any Pre-Closing Adjustments, in each case subject to the review procedures contemplated by
SECTION 2.3(D) hereof. Chaswil represents and warrants that the SAP Statements of United as of June 30, 1996 have been prepared, and the balance sheet of United as of the Reference Date shall be prepared, and all determinations required for measuring changes in the Adjusted Capital and Surplus of United as contemplated hereby and for the purposes hereof have been, and shall be, in accordance with SAP consistently applied and with the procedures and practices used in the preparation of the SAP Statements of United for the year ended December 31, 1996.

     "Pre-Closing  Statement"  shall  have  the  meaning  ascribed to it in
SECTION 2.3(A).

     "Pre-Need Burial Life Insurance Policies" shall mean policies sold primarily through funeral directors and shall exclude graded benefit and simplified issue policies already sold by Citizens.

     "Prime Rate" shall mean the prime or base rate of interest publicly announced by National City Bank of Kentucky, adjusted the date of any change, calculated on the basis

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of the number  of  days  elapsed  from  the beginning  date  of the relevant period to the date of payment as numerator and a 365 as denominator.

     "Provider" shall have the meaning ascribed to it in SECTION 10.3(C) hereof.

     "Purchase Price" shall have the meaning ascribed to it in SECTION 2.2 hereof.

     "Quarterly Statement" shall mean any quarterly statement of United filed with or submitted to the insurance regulatory authority in the state in which it is domiciled on forms prescribed or permitted by such authority.

     "Real Estate" means all real property and interests therein, including without limitation leasehold interest, owned or held at any time since December 31, 1982 by United or nominee thereof.

     "Release" shall meany any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or other disposal in any amount into or onto the air, ground or surface water, land, or other parts of the environment, however causes, not permitted by or in compliance with Environmental Laws.

     "Reserve Liabilities" shall have the meaning ascribed to it in SECTION
3.9 hereof.

     "SAP" shall mean the accounting practices required or permitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the state in which United is domiciled, consistently applied throughout the specified period and in the immediately prior comparable period.

     "SAP Statements" shall mean the Annual Statements, Quarterly Statements, and other financial statements and presentations of United prepared in accordance with SAP and delivered to Citizens pursuant to either or both of SECTIONS 3.7 AND 5.6 hereof.

     "Shares" shall have the meaning ascribed to it in the Preamble hereto.

     "Subsidiary"   shall   mean  each  of  those  Persons,  regardless  of
jurisdiction of organization, of which another Person, directly or indirectly through one or more subsidiaries, owns beneficially securities having more than 50% of the voting power in the election of directors (or persons fulfilling similar functions or duties) of the owned Person (without giving effect to any contingent voting rights).

     "Tax Claim" shall have the meaning ascribed to it in SECTION 10.1(B) hereof.

     "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or Liabilities, including without limitation income, gross receipts, ad valorem, premium,

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excise, real property, personal  property, windfall profit,  sales, use, transfer, licensing, withholding, employment, payroll, Phase III, and franchise taxes imposed by the United States of America or any state, local, or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government; and such term shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

     "Tax Claim" shall have the meaning ascribed to it in SECTION 10.1(B) hereof.

     "Tax Returns" shall mean any report, return, or other information required to be supplied by Chaswil and of each consolidated or affiliated group of which United has been a part to a taxing authority in connection with Taxes.

     "Third Party Claim" shall have the meaning ascribed to it in SECTION 10.4(A) hereof.

     "United" shall have the meaning ascribed to it in the Recitals to this Agreement.

     "United Common Stock" shall have the meaning ascribed to it in the Recitals to this Agreement.

     "United Employee" shall mean any employee of United.

     "Workpapers" shall mean all summaries, calculations, compilations and similar written documentation derived from the accounts of United and used or prepared by accountants in the process of computing Adjusted Capital and Surplus.

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